Exhibit 4.11

Network Services Distribution Agreement

NETWORK SERVICES DISTRIBUTION AGREEMENT

INMARSAT GLOBAL LIMITED

and

RRSAT GLOBAL COMMUNICATIONS NETWORK LIMITED

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Network Services Distribution Agreement

CONTENTS

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Network Services Distribution Agreement

ANNEXES

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Network Services Distribution Agreement

THIS AGREEMENT is made on this 30th day of March 2009

BETWEEN:

1.	Inmarsat Global Limited, a company incorporated in England and Wales (registered no. 3675885) whose registered office is at 99 City Road, London, EC1Y 1AX, England (the “Company”); and

2.
RRSAT GLOBAL COMMUNICATIONS LIMITED, a public company incorporated under the laws of Israel, with registered number 51-089629-3 whose registered office is at 4 Hagoren Street, Industrial Park, Omer 84965, Israel (the DP).

Recitals

(A)
The Company operates a telecommunications network, comprising a satellite constellation and terrestrial infrastructure capable of providing communications services on a near global basis. Access to the facilities and services provided by this network is to be made available to end users via a number of means, including Distribution Partners to be appointed by the Company.

(B)	The DP wishes to market and resell the Services to its Service Providers and/or Subscribers subject to the terms and conditions of this Agreement.

1.	Interpretation

1.1.	In this Agreement:

“Affiliate” Affiliate means a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, another Person (and, for the purpose of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by contract);

“Agreement” means this agreement and its Annexes;

“APN” means Access Point Node;

"Branding Guidelines" means the trade mark branding and usage guidelines produced by the Company’s marketing communications department from time to time as set out in Annex 6;

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"BSS" means the business support system, being several functional modules that enable the DP to send and receive transactions, call data records and information relating to provisioning, billing, sales leads and customer management;

“Business Day” means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are generally open for business in London;

“Call Data Records” or “CDRs” means the data record showing particulars of mobile satellite transmissions, which shall include the SIM card identification number, country code of call origination, data volume transmitted or call duration (as appropriate), and date and time.

"Charges" means the charges payable by the DP to the Company for the provision of the Services via the Space Segment as set out in Annex 2;

"Control" means, in relation to any company, partnership or other entity, the beneficial ownership of more than 50% of the issued share capital of, or the legal power to direct or cause the direction of the general management of the company, partnership or entity in question, or its holding company or present undertaking;

“CRM” means the Company’s or the DP’s customer relationship management system;

"Distribution Partner Code" means a unique code issued by the Company to the DP for the purposes of identifying the DP within the BSS;

“DPI” means Distribution Partner Interface;

"Distribution Partner Launch Date" means the date on which the DP makes available the Service(s) to its Service Providers and Subscribers as detailed in Annex 9;

"E.212 Number" means the international mobile subscriber identifier;

“Effective Date” means the date on which this Agreement becomes effective, being 14 April 2009 or the date this Agreement is executed by both parties, whichever is the later;

“Governmental Authorisation” means any approval, consent, licence, permit, waiver, or other authorisation issued, granted, given, or otherwise made available by or under the authority of any Governmental Body;

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“Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body entitled to exercise any administrative, executive, judicial, legislative, police or regulatory power;

“Inmarsat Indemnified Parties” means the Company or any Affiliate of the Company, and their officers, employees or agents;

“Inmarsat Network” means all or any part of the terrestrial or Satellite based communications network over which the Company’s Services are provided, whether directly or indirectly owned or operated by the Company, or via or in conjunction with third parties.

“Inmarsat Operations and Procedures” means the technical and operating procedures in relation to the Service(s) as made available by the Company from time to time at the Company’s discretion.

“Insolvency Event" means, in relation to a Person, that:

(a)	a resolution is passed or an order is made by a court of competent jurisdiction for its winding up or dissolution;

(b)	it enters into voluntary or involuntary liquidation (other than a solvent liquidation for the purposes of an amalgamation or reconstruction with the prior written consent of the other Party);

(c)
an administrator, administrative receiver, liquidator, receiver or similar officer is appointed with respect to it or over all or substantially all of its assets or any proceedings are commenced for the appointment of any such officer;

(d)	it is unable to pay its debts as and when they fall due, or becomes insolvent; or

(e)	any analogous event occurs under the law of any other jurisdiction.

"Intellectual Property” means any intellectual property including patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights, trade, business and company names, internet domain names and email addresses, unregistered trade marks and service marks, copyrights, database rights, rights in software, know how, rights in designs and inventions;

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“Operational Emergency” means a situation which, in the reasonable opinion of the Company, acting in good faith, has caused or is likely to cause damage, unavailability, delay, interruption or interference to the Space Segment;

"Parties" means the DP and the Company, and "Party" shall mean either of them, as applicable;

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organisation not specifically listed;

“POP” means Point of Presence;

“Reseller” means any entity engaged by the DP to resell the Services;

“Satellite” means an object located beyond the Earth's atmosphere that is used for radio communications and, more particularly for the purpose of this Agreement, includes any satellite that is owned, leased and/or operated by or on behalf of the Company now and in the future, including subsequent generation satellites;

“Satellite Access Station” or "SAS" means a ground station interfacing with one or more Satellites, with an interface to the terrestrial network in support of any Service;

"Services" means the services to be provided by the Company to the DP pursuant to this Agreement and which the DP is authorised to and shall make available to Service Providers and Subscribers, as set out in Annex 1, together with any additional services that the Company elects to offer under this Agreement, at which time Annex 1 and any other affected Annexes shall be amended accordingly;

“Service Availability Date” means the date or dates upon which the Company makes available the Services to the DP under this Agreement;

“Service Incorporation Date” means the date or dates on which a Service or Services are first incorporated into this Agreement;

“Service Levels” means the standards and measures set for the Services which are applicable to the Company and the DP as set out in Annex 5;

“Service Numbers” means those internationally recognised “E.164 Numbers” allocated for the Services;

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“Service Providers” means those persons who purchase Services from the DP and resell those Services;

“Service Provider Contract” means the agreement in place between the DP and each Service Provider in respect of the Services;

“SIM Card” means a subscriber identity module card which uniquely identifies the end user of a User Terminal;

“Space Segment” means the Satellites and all other centralised infrastructure owned, leased, or operated by or on behalf of the Company to support the operation of the Satellites and the Services;

“Subscriber” means a company or individual who contracts to subscribe to the Services via the DP or via a Service Provider appointed by the DP and who is notified to the Company by the DP from time to time;

“Subscriber Contract” means the agreement in place between the DP or Service Provider on the one hand and any Subscriber on the other;

“Technological Fraud” has the meaning ascribed to it in Annex 7;

“Technological Fraud Prevention Procedures” has the meaning ascribed to it in Annex 7;

“Trade Marks” means the trade marks or trade mark applications set out in the Trade Mark Licence Agreement;

“Trade Mark Licence Agreement” means the agreement between the Parties for the licence by the Company of the Trade Marks contained in Annex 8 hereto;

“User Terminal” or “UT” means a mobile earth station terminal used in any of the Services;

1.2.	In this Agreement a reference to:

1.2.1.
a statutory provision includes a reference to the statutory provision as modified or re-enacted, or both, from time to time after the date of this Agreement and any subordinate legislation made or other thing done under the statutory provision after the date of this Agreement;

1.2.2.	a document is a reference to that document as modified or replaced from time to time;

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1.2.3.	the singular includes the plural and vice versa (unless the context otherwise requires);

1.2.4.	a Clause or Annex, unless the context otherwise requires, is a reference to a Clause of, or Annex to, this Agreement.

1.3.	Unless expressly agreed otherwise between the Parties in writing, the following order of precedence between this Agreement and the Annexes to this Agreement shall apply:

1.3.1.	the main body of this Agreement and Annex 2;

1.3.2.	the remainder of the Annexes to this Agreement not listed in Clause 1.3.1 above.

1.4.	The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.	Term

This Agreement shall commence on the Effective Date and continue until the Company terminates the same by giving not less than two (2) years written notice to the DP, subject always to a minimum term ending 14 April 2014 (“the Term”), unless this Agreement is terminated earlier under an applicable provision herein.

3.	Appointment of Distribution Partner

3.1.
The Company grants to the DP the non-exclusive right to access the Inmarsat Network for the provision of the Services. For the avoidance of doubt, nothing in this Agreement shall prevent or restrict the Company, either itself or via an Affiliate or jointly with other Persons, from selling or otherwise providing Services to third parties other than via a DP

3.2.
In order for the DP to provide the Services to Subscribers by resale of the Services to Subscribers, and to enable Subscribers to access the Inmarsat Network, the DP agrees to market and promote the Services on the terms and conditions contained in this Agreement.

3.3.	The DP shall be entitled to a unique DP Code given by the Company, which shall be used for network and operational management purposes only.

3.4.	No rights or licences are granted by the Company to the DP other than those expressly provided for in this Agreement.

3.5.
The DP may describe itself as the Company’s “Authorised DP” for the Services, but shall not hold itself out as the Company’s agent for sales of the Services, or as being entitled to bind the Company in any way save as expressly provided for in this Agreement.

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3.6.
Nothing in this Agreement shall entitle the DP, its Service Providers or Subscribers to any priority of supply in relation to the Services as against other DPs, DPs’ Service Providers or Subscribers respectively, or as against any other services provided by the Company other than under this Agreement.

3.7.	The relationship between the Parties is non-exclusive. The Company has and shall enter into separate agreements with other DPs for the distribution of the Services.

4.	Company’s Obligations

With effect from the Service Availability Date the Company shall:

4.1.	obtain all necessary network identification, Service Numbers and addressing codes to enable proper routing of DP/Service Provider traffic; and

4.2.	provide the Services to the DP during the term of this Agreement on the terms and conditions set out in this Agreement;

4.3.	provide the DPI for SIM Card activation, including processing orders, terminating the orders, terminating the Service, terminating the Subscriber and barring Subscriber access;

4.4.	provide system/network availability as set out in Annex 5;

4.5.
provide to the DP the Inmarsat Operations and Procedures and instruction manuals where relevant to the DP’s role in reselling the Services as may be available from time to time at the Company’s discretion;

4.6.	set the Charges as referred to in Clause 8 and Annex 2;

4.7.
provide wholesale billing data for the Services to the DP (or its nominated billing service contractor).  The Company’s responsibility for such information shall cease when the CDRs and/or billing data has been passed to the DP (or its nominated billing service contractor) in accordance with the service levels set out in Annex 5;

4.8.	provide to the DP and its contractors, relevant standards and interfaces to enable the DP to provide retail billing to its Service Providers and Subscribers;

4.9.
provide centralised customer care to the DP on a twenty-four (24) hours a day, seven (7) days a week basis, which shall include an enquiry handling process in accordance with the service levels set out in Annex 5;

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4.10.	provide and charge at the Company’s prevailing rates any other technical support as may be reasonably requested by the DP;

4.11.
from time to time, provide free product training to the DP, provided always that, should the DP require additional training, the Company reserves the right to charge for the provision of same.  In addition, the Company reserves the right to impose fees due to cancellations less than two (2) weeks in advance, or due to inadequate attendance by the DPs nominated attendees.

4.12.	keep the DP informed about any new features of the Services as reasonably necessary to enable the DP to properly perform its obligations under this Agreement;

4.13.
use reasonable endeavours to assist the DP with its efforts to eliminate economic losses and inconvenience to legitimate Subscribers arising from Technological Fraud, including but not limited to, the cloning of SIM Cards;

4.14.	comply with the Technological Fraud Prevention Procedures relevant to the DP as set out in Annex 7, as amended from time to time in accordance with Clause 25;

4.15.
comply with all reasonable security measures required for interfacing with the DP’s infrastructure and to ensure the security of billing information and any payment details being transmitted between the Parties across the DPI and all reasonable security measures required for interfacing with the DP POP, in each case as agreed between the Company and the DP.  Such security measures shall include, but not be limited to, any requirements set out in the Inmarsat Operations and Procedures, as well as the provision of routers, firewalls and other equipment. The Company shall also test its own equipment on a regular basis to safeguard security.

5.	Distribution Partner’s Obligations

With effect from the Service Availability Date the DP shall:

5.1	use all commercially reasonable endeavours to promote and market the Services covered by this Agreement and to meet customer needs and expectations in a reasonable manner.

5.2
comply with the minimum DP Performance Obligations in Annex 3 and where the DP or its Service Providers or Subscribers connect terrestrial infrastructure to the Inmarsat Network (through their own APNs) the Distribution Partner shall use reasonable endeavours to comply with the Distribution Partner Technical Performance Criteria as detailed in Annex 4 of this Agreement.

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5.3
comply with all reasonable security measures required for interfacing with the BSS and to ensure the security of billing information and any payment details being transmitted between the Parties (or to the DP’s contracted third party, if applicable) and all reasonable security measures required for interfacing with the Inmarsat Network.  Such security measures shall include, but not be limited to, any requirements set out in the Inmarsat Operations and Procedures and the provision of routers, firewalls and other equipment for the DP such that the DP shall maintain network security on DP managed network elements. The DP shall provide a secure electronic link or leased line to the BSS to collect or send data to the file stores and conduct testing on a regular basis to ensure security;

5.4
provide twenty-four (24) hours a day, seven (7) days a week technical and provisioning after-sales customer service and helpline to: (i) undertake appropriate fault finding to determine whether faults reported are Subscriber, UT or Service related; (ii) support Service Providers and Subscribers to ensure that the Service Level Agreements in Annex 5 are on a back-to-back basis with the DP’s distribution channel and, for this purpose, shall keep it’s personnel adequately trained regarding the Services.  At all times such support shall be sufficient to support the DP’s customer base and suited to their market conditions. For the avoidance of doubt, the Company’s customer care support desk shall also provide support to the DP where access to the Space Segment, SAS, or any other part of the Inmarsat Network not under its control is lost or curtailed.

5.5	provide appropriate after sales customer support and helpline support to Service Providers and Subscribers;

5.6	undertake appropriate fault finding to determine whether faults reported are Subscriber, UT or service related;

5.7	activate Subscribers via the DPI or CRM, ensuring that all mandatory BSS fields as required by the Company are completed prior to SIM activation;

5.8
ensure the continued accuracy of all information that the DP inputs into the BSS by whatever method.  For the avoidance of doubt, the Company shall not be liable for loss of revenue due to incomplete or inaccurate information entered in the BSS by the DP;

5.9	provide retail billing to its Service Providers and Subscribers (either itself or via a nominated billing services contractor);

5.10	remit payment to the Company for the Services in accordance with Clause 8;

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5.11
accept responsibility under the terms of this Agreement for any Service Provider or Subscriber bad debt or credit risk, except to the extent directly related to a breach of this Agreement by the Company;

5.12
use its reasonable endeavours to eliminate economic losses, and inconvenience to legitimate Subscribers arising from Technological Fraud including, without limitation, the cloning of SIM cards and theft of SIM card identification numbers. For the avoidance of doubt, any fraud originating from, or due to connection with, third party networks shall be the responsibility of the DP and the Company shall have no liability in respect thereof;

5.13
have no obligation to pay the Charges for the Services as referred to in Clause 8 in cases where the DP has unknowingly carried traffic to or from a User Terminal through which Technological Fraud has been perpetrated for the sixty (60) days prior to the notification of the Company by the DP that it knows or suspects that a particular Subscriber’s User Terminal is fraudulent or is being fraudulently operated, provided that the DP shall immediately provide such notification upon becoming so aware and shall provide reasonable proof to the Company that Technological Fraud has occurred. For clarity, the DP shall be liable to pay Charges so incurred outside such sixty (60) day period;

5.14	comply with the Technological Fraud Prevention Procedures relevant to the DP as set out in Annex 7 and as amended from time to time in accordance with Clause 25;

5.15	notwithstanding the foregoing, have an obligation to pay Charges under the circumstances outlined in Clause 5.13 above in the event that:

5.1.1.
the DP receives non-refundable payment for all the Services provided from the Subscriber in question, or in the event that the DP receives such non-refundable payment in part only then it shall have an obligation to pay an equivalent amount of the Charges; or

5.1.2.
the DP provides the Services to the Subscriber’s User Terminal in question after the Company informs the DP that the Company has reason to believe, and provides reasonable proof to the DP, that such Subscriber’s User Terminal is fraudulent or is being fraudulently operated; or

5.1.3.	the DP's failure to comply with the Technological Fraud Prevention Procedures in Annex 7 has allowed Technological Fraud to take place;

5.16
provide access to the Company’s CRM to its own personnel including subcontracted personnel (other parties or companies who request this access shall require the Company’s permission and shall be required to comply with data protection and security provisions as applicable);

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5.17	poll the DPI for collection of CDRs used for billing purposes at specified time intervals agreed with the Company to ensure that its internal records in relation to the Services usage are up-to-date;

5.18
comply with Inmarsat Operations and Procedures and any amendments to Inmarsat Operations and Procedures which are made in accordance with Clause 25.  Where the DP or its Service Providers or Subscribers connect directly to the Inmarsat Network via its own infrastructure (PoP and/or APN) the DP shall report to the Company in an accurate and timely manner in accordance with Annex 4 any DP infrastructure operational events relevant to operational procedures or loss of service; and

5.19
be responsible for its relevant interconnect solution, as set out in the applicable Company  interconnection document for the Service concerned, in force from time to time, a copy of which the DP hereby acknowledges has been provided to it.

6.	Regulatory Obligations of the Company

The Company shall use all reasonable endeavours to procure and maintain any Governmental Authorisations necessary to provide the Space Segment and operate its SASs for the provision of the Services and use reasonable endeavours to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the Company, save always that the procurement or maintenance of all Governmental Authorisations shall be at the reasonable discretion of the Company in any country or flag state where the relevant authority imposes onerous financial, commercial or technical requirements as a condition of granting such licences.

7.	Regulatory Obligations of Distribution Partner

The DP shall:

7.1.
assume responsibility itself or procure that its Service Providers assume responsibility for all Governmental Authorisations (including activation and billing requirements) that may be required for the service provision or operation of User Terminals by the flag state or in all countries where the DP carries on business in relation to the Services, or where the User Terminals are used. On request from the Company, the DP shall use reasonable endeavours to provide documentary proof to the Company of any Governmental Authorisations;

7.2.	have an obligation in respect of compliance with applicable government export regulations and the like for service and use of User Terminals under DP licence in particular countries;

7.3.	obtain all registrations under relevant data protection legislation, if any;

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7.4.	be responsible for informing its Service Providers and Subscribers, at the time of activation or when relevant changes are published by the regulator, about applicable regulatory requirements;

7.5.	in the interests of ensuring that as many Service DPs as possible enter the market, refrain from unreasonably opposing applications from other DP/Service Providers in any jurisdiction;

7.6.
subject to legal obligations (including without limitation, any relating to data protection legislation) which so preclude, provide all information to the Company to the extent reasonably necessary to enable the Company to respond to regulatory requirements, such as legal intercept/forced routing of traffic, terminal directories or traffic reports in a timely manner;

7.7.
assume responsibility itself or shall procure that its Service Providers or Subscribers assume responsibility for the payment of import taxes and duties arising from the import of User Terminals and promotional goods and/or publicity material for the Services.

8.	Charges

8.1.	The DP shall pay to the Company, subject to the provisions of this Clause 8:

8.1.1.
the Charges calculated in accordance with Annex 2 for Services provided hereunder to the DP by the Company, which Charges may be adjusted from time to time by the Company at its discretion in accordance with Annex 2; and

8.1.2.	such Value Added Tax (VAT), sales taxes and such similar taxes as the Company is obligated to add, impose or collect on or by reference to such Charges.

For the avoidance of doubt, except as otherwise provided in Clauses 5.13, the DP shall be responsible for the payment of the amounts in 8.1.1 and 8.1.2 above to the Company for all Services that are provided, including those Services provided by Service Providers, Subscribers and Resellers.

8.2.
The Charges set out in Annex 2 are currently denominated in United States Dollars (US$). The Company may denominate all or part of such Charges in one or more currencies subject to the DP being given a minimum of one hundred and eighty (180) days written notice thereof and provided always that, wherever practical, such change shall be applied in a non-discriminatory manner.

8.3.
The amounts set out in Clause 8.1.1 and 8.1.2 above shall be paid to the Company in United States Dollars (US$) provided that the Company may elect to have some or all of the Charges paid in another fully convertible currency that is acceptable to the Company subject to the agreement of the DP and the DP being given a minimum of thirty (30) days prior written notice thereof and provided always that wherever practical such change shall be applied in a non-discriminatory manner.

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Payment of Charges

8.4.
The Company may provide, at its sole discretion, credit to DPs after assessing their payment history, their financial position, any financial security provided, and their overall relationship with the Company.  Following such an assessment, the standard payment terms set out below may be varied accordingly by the Company.

8.5.	The Company may at its sole discretion request information from the DP to enable it to assess the financial position of the DP which the DP shall be obligated to provide.

8.6.
With respect to the Services as set out in Annex 2, the Company shall invoice the DP on a calendar month basis.  The Company shall prepare and distribute invoices no later than ten (10) calendar days after the end of the preceding month.  Each invoice shall be dated as of the day that it is produced and shall be made available on that date in electronic format to the DP.  Each such invoice shall be due for payment (the “Payment Due Date”) [*****] days after the end of the month to which the invoice relates during the period from the Effective Date to [*****].  With effect from [*****] the Payment Date shall be [*****] days after the end of the month to which the invoice relates. Each such invoice shall contain a traffic statement for the month covered by the invoice and each traffic statement shall contain the following information, as appropriate:

8.6.1.	summary of traffic volumes by Service;

8.6.2.	differentiation of chargeable and non-chargeable traffic; and

8.6.3.	any other information relevant to charging such as call direction.

8.7.
With respect to invoices for volume commitments, the Company shall invoice the DP in accordance with the terms specified for each such volume commitment which shall always be in advance of the period to which the volume commitment refers. Each such invoice shall be dated as of the day that it is produced and shall be made available in electronic format to the DP on that date.  Each such invoice shall contain the information set forth in Clause 8.6 above, as appropriate, and shall be due for payment on the last Business Day prior to the period to which the volume commitment refers.

***** Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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8.8.
The Company shall have the right to issue adjustments to invoices after the date of any given invoice in the event of the discovery of errors or adjustments affecting invoices for such prior periods.  The right to issue adjustments shall be limited to [*****] after the date of any given invoice, except where any such adjustment is required by law, in which case the relevant legal limit shall apply.  The Company shall, on discovery of any such error, notify DPs in writing within thirty (30) days of such discovery of the intention to make such adjustments.

8.9.
An interest charge shall be imposed, at a rate of the current [*****] on any payment due under this Agreement remaining unpaid after the Payment Due Date.  Such interest charge shall be computed commencing on the first day following the Payment Due Date.  Interest shall be payable within thirty (30) days of:

8.9.1.	the date on which payment of the Charges is received by the Company; or

8.9.2.
the final day of each month, whichever is the earlier.  These provisions shall be without prejudice to any other remedy to which the Company is entitled under this Agreement, including any right to suspend or terminate this Agreement in whole or in part, or any Service thereunder.

8.10.
Any payment to be made under this Agreement shall be made by electronic funds transfer directly to the bank account designated by the Company in writing and shall be deemed to be received by the Company on the date the amount is credited to the Company’s bank account and available for use by the Company.  The DP shall be solely responsible for the costs associated with such electronic fund transfers.  Where a Payment Due Date falls on other than a  Business Day, payment on the next Business Day is acceptable, and a late payment interest charge shall not be made.

8.11.
The DP may nominate an entity to act on its behalf for the purposes of billing and any associated or related matters, provided always that it shall provide thirty (30) days prior written notice to the Company of such nomination, including all relevant identification details of the nominated entity.  The DP shall at all time remain liable for payment of the Charges irrespective of whether the DP or the billing entity is named on the invoice and irrespective of any such responsibilities that are placed with that entity.  Where the DP has nominated such an entity, the Company shall be entitled to rely on any instructions, decisions or communications as if they had been made by the DP.

***** Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Failure to Pay

8.12.
If any payment required under this Agreement has not been received by the Company by the Payment Due Date, the Company may serve a written demand for payment.  Subject to Clauses 8.17 through 8.21 below, if the payment to which such written demand refers remains outstanding for thirty (30) days following receipt of such written demand, the Company may suspend the provision of any Service under this Agreement.  In the case where payment remains outstanding for more than sixty (60) days after the date on which the Company becomes entitled to suspend any Service, the Company shall have a right to terminate this Agreement forthwith.

The Company’s right to vary the payment provisions

8.13.
Without prejudice to the provisions of Clause 8.12 above, where the DP has failed to pay the Charges such that the Company would be entitled to suspend any Service pursuant to Clause 8.12 above, on the second occurrence of such failure to pay, the provisions of Clause 8.6 above shall be automatically varied such that the Payment Due Date shall be reduced to thirty (30) days after the end-date of the month to which the invoice refers. In such circumstances, the Company shall be entitled to require the DP to put in place additional credit protection including but not limited to a bank guarantee, parent company guarantee, escrow account or any other credit protection as the Company in its reasonable opinion deems appropriate.  Failure by the DP to provide such financial security within the time period stipulated by the Company shall be deemed to be a material breach of the DPs obligations under this Agreement.

8.14.
Following a reduction in the Payment Due Date pursuant to Clause 8.13 above, provided the DP pays for subsequent Charges on or before the Payment Due Date for a continuous period of twelve (12) months following such reduction, Clause 8.6 above shall be automatically varied such that the Payment Due Date shall be reinstated to the period specified in Clause 8.6.

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8.15.
Notwithstanding the provisions of Clause 8.14 above, on the third occurrence of a failure to pay that would entitle the Company to suspend any Service, the provisions of Clause 8.6 above shall be automatically and permanently varied such that the Payment Due Date shall be reduced to thirty (30) days.

8.16.
If the DP or an entity guaranteeing the DPs obligations under this Agreement, defaults on its prime borrowings, enters administration, becomes insolvent, or if its financial position is such that, within the framework of applicable national law, legal action leading toward winding-up, bankruptcy, or dissolution may be taken, the Payment Due Date pursuant to Clause 8.6 above shall be automatically reduced to thirty (30) days and the Company may require payment on demand of all outstanding amounts due and payment in advance in respect of the provision of Services in the future.

Invoice disputes

8.17.
The DP shall notify the Company as soon as possible but no later than thirty (30) days after the date of an invoice of any disagreement regarding the Charges set out in that invoice.  Any such notice shall be in writing and shall include the reasons for the disagreement and, if applicable, a preliminary quantification of the disputed amount by means of a comparison of the Company’s traffic statement underlying the invoice, or part thereof, with the DP’s own call data records.  If the DP fails to provide to the Company the DP's relevant call data records or any other relevant records within sixty (60) days from the date of receipt of the invoice, the invoice shall be deemed to be undisputed and immediately payable in full by the DP, together with interest in accordance with Clause 8.9.  Following provision of the DP's relevant call data records, the Company and the DP shall enter into discussions and shall use their reasonable commercial efforts, including reciprocal provision of relevant records, to resolve disputes within ninety (90) days from the date of the invoice.  In the event that, as a result of such discussions, it is determined that the DP should pay any amount to the Company, the DP shall pay interest to the Company in accordance with Clause 8.9 for any amounts paid after the Payment Due Date notwithstanding initiation of such discussions.

8.18.	The DP shall in all circumstances pay the undisputed amount of any invoice by the relevant Payment Due Date.

8.19.
In the event that the Parties are unable to resolve a dispute concerning all or a portion of an invoice within the ninety (90) day period set forth in Clause 8.17, then such dispute shall be deemed to be a formal dispute.  In the event of a formal dispute, the Company and the DP, acting through their respective chief financial officers (or their designates), shall act in good faith to attempt to resolve the dispute within thirty (30) days following initiation of the formal dispute.

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8.20.
In the event that the Company and the DP are unable to resolve the formal dispute in accordance with Clause 8.19 within the thirty (30) day period specified therein, the dispute shall be determined by an expert in accordance with Clause 24.2.  Where any payment made in accordance with Clause 8.19 has resulted in either an underpayment or an overpayment by the DP, such underpayment or overpayment shall be paid by the DP or refunded by the Company, as appropriate, including accrued interest calculated in accordance with Clause 8.9 from the Payment Due Date (if the payment is made by the DP) or from the later of the date of the overpayment by the DP or the Payment Due Date (if the payment is made by the Company), within fourteen (14) days of the determination resolving the dispute.

9.	Taxes and Tax Credits

9.1.
The DP shall be liable for all taxes, levies, duties, costs, charges, withholdings, deductions or any charges of equivalent effect imposed on, or in respect of, the Services by any authority having the power to impose such taxes, whether or not the taxes described therein are collected by withholding or otherwise.

9.2.
The Company shall remain responsible for any income tax imposed on its profits or net income by taxation authorities in the United Kingdom or any other territory as a result of the Company maintaining a permanent establishment in that territory.  In the event that the Company is responsible for an income tax in accordance with this Clause and the DP may be required to withhold and remit to a taxation authority by deduction or otherwise, on or in respect of any amount to be paid by the DP to the Company under this Agreement as instalment or other payment of the Company’s income tax liability, such amount withheld and remitted shall be considered paid to the Company by the DP.  The DP shall provide reasonable assistance to the Company in its discussions with the relevant taxation authorities to minimize the amount of such withholdings or deductions including the provision of tax certificates to determine the amount of tax withheld.

9.3.
In the event that any tax, duty, impost, levy or like charge becomes payable in any territory in accordance with Clause 9.1 (but not, for the avoidance of doubt, taxes described in Clause 9.2), either by deduction or otherwise, on or in respect of any amount to be paid by the DP to the Company, or which the DP may be required to withhold in respect of any amount due to the Company under the Agreement, such tax, duty, impost, levy or like charge shall be for the account of the DP and the DP shall pay to the Company such an amount as to yield to the Company a net amount equal to the amount that but for such tax, levy, impost or charge would have been received by the Company.  The Company shall provide, insofar as it is able, reasonable assistance to the DP to minimize the amount of such withholdings or deductions, including providing any relevant certification of its status as a non-resident of a jurisdiction or of its entitlement to benefits under a treaty;

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9.4.
If, and to the extent that, the DP pays a tax in accordance with Clause 9.3 and the Company receives and retains the benefit of a refund of a tax or credit against income tax imposed on its profits (whether in the United Kingdom or any other territory in which the Company maintains a permanent establishment) or other tax liability which is attributable to the tax paid by the DP (a "Tax Credit"), then the Company shall reimburse such amount to the DP or, at the DP’s option, the DP may deduct the applicable amount from amounts payable to the Company hereunder, provided the Company is satisfied with the nature, amount and form of any such reimbursement, including the provision of tax certificates to determine the amount of tax withheld.  The Company shall be deemed to have received and retained the benefit of a Tax Credit when such a claim for such credit has been agreed and accepted by the relevant tax authority.  A Tax Credit shall be deemed to arise to the extent that the Company's current year tax payments are lower than they would have been without the benefit of said Tax Credit.  Use of Tax Credits shall be determined under a first-in, first-out basis;

9.5.
The DP may identify a Tax Credit for which the Company may be eligible and assist the Company in claiming such Tax Credit. In the event that the DP claims a reimbursement hereunder, the DP shall identify any such Tax Credit to the Company and provide all necessary information and assistance to the Company to claim such Tax Credit.  The Company shall make reasonable efforts to claim Tax Credits so identified, save that the Company is under no obligation to claim a Tax Credit or pursue a Tax Credit that has been denied by tax authorities beyond the normal representations of the Company to such tax authorities.  The Company shall assist the DP in further pursuit of denied Tax Credits provided the DP bears all costs of external advice or representations to the tax authorities or other relevant levels of appeal.

9.6.
In the event of an audit or other enquiry by any relevant tax authority related to taxes or Tax Credits related to the Services provided by the DP, the Parties shall provide such information to each other as may reasonably be regarded as necessary to comply with such audit, subject only to limitations imposed by law, confidentiality agreements with third parties, or where the information is deemed to be commercially sensitive.

10.	Trade Marks and Branding Guidelines

10.1.
In circumstances where the Parties have not previously signed a trade mark license agreement covering use by the DP of the Trade Marks. The Parties agree that, within seven (7) Business Days of the Effective Date, they shall enter into the Trade Mark Licence Agreement set out in Annex 8.

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10.2.
Following the execution of the Trade Mark Licence Agreement, the DP shall use the Trade Marks in all promotional, marketing and advertising material relating to the Company’s products and services pursuant to the terms of the Trade Mark Licence Agreement, this Agreement and the Branding Guidelines.

10.3.	Except as otherwise provided in this Agreement, no express or implied licenses relating to Intellectual Property are granted to the DP under this Agreement or the Trade Mark Licence Agreement.

10.4.
Notwithstanding Clause 1.3, in the event of conflict between any of the provisions of this Agreement and the provisions of the Trade Mark Licence Agreement, the provisions of the Trade Mark Licence shall prevail.

10.5.
If the DP enters into a contractual arrangement with a Service Provider, the DP shall procure that the Service Provider shall, as soon as reasonably practicable, enter into a Trade Mark Licence Agreement with the Company and shall use its best efforts to ensure that such Service Provider complies with the terms thereof, as well as with the Branding Guidelines.

11.	Ownership and Protection of Codes and Other Information

11.1.	The DP acknowledges that it does not own any Distribution Partner Code allocated to it by the Company.

11.2.	The Company may immediately withdraw a Distribution Partner Code in the event of termination of this Agreement.

11.3.	The Company may immediately suspend the DP's use of any Distribution Partner Code in the event of a material breach by the DP of this Agreement.

11.4.	The DP shall have no right to seek any remedy from the Company in the event that Distribution Partner Code is withdrawn or suspended in accordance with Clauses 11.2 and 11.3 of this Agreement.

11.5.
The Company may publish a list of registered DPs and their Distribution Partner Codes, provided always that the list shall not contain any information relating to the contractual arrangements between the Company and the DP.

11.6.
The DP shall be responsible for maintenance and security of the E.212 Numbers distributed to it.  The DP may transfer the E.212 Numbers distributed to it to its Service Providers for the purposes of activation of SIM Cards, provided that at all times the DP remains responsible for ensuring the security of the SIM Cards.

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11.7.
Once the Company (or a nominee of the Company) has assigned E.212 Numbers and authentication keys to a SIM Card, the SIM Card shall be the responsibility of the DP and, whilst the DP may authorise its Service Providers and/or Subscribers to use the SIM Card, the DP shall not authorise any other DP to use the SIM Card.

12.	Warranties

12.1.	Each Party to this Agreement warrants and represents that:

12.1.1.	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations under this Agreement;

12.1.2.	it has all the necessary skill and experience to perform the Services at the specified Service Levels in accordance with Annex 5;

12.1.3.	performance of its obligations under this Agreement shall be undertaken by personnel that are adequately experienced, trained, qualified and skilled;

12.1.4.	this Agreement constitutes a legal, valid and binding obligation upon it and is executed by a duly authorised representative of the Party;

12.1.5.
the execution of this Agreement and the performance of its obligations under this Agreement do not and shall not breach the terms of any order, decree, judgement, arrangement, understanding, instrument or agreement to which it is a Party, or by which it is otherwise bound;

12.1.6.	it has not suffered an Insolvency Event and has no reason to believe it shall suffer an Insolvency Event;

12.1.7.	it has not and shall not incur any liability or assume any obligation of any kind on behalf of the other Party; and

12.1.8.	it has not and shall not in any way pledge or purport to pledge credit or accept any order to make any contract binding upon the other Party.

12.2.
Each Party acknowledges that, in entering into this Agreement, it does not rely on any representation, warranty or other provision except as expressly provided in this Agreement and that all conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

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13.	Confidentiality

13.1.
"Confidential Information" means all information of a confidential nature disclosed (whether in writing, orally or by another means and whether directly or indirectly) by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") whether before or after the date of this Agreement including, without limitation, information relating to the Disclosing Party's business affairs, products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets and  market opportunities.

13.2.	During the term of this Agreement and after termination or expiration of this Agreement for any reason the Receiving Party:

13.2.1.	shall keep the Confidential Information confidential;

13.2.2.	may not disclose the Confidential Information to another person except with the prior written consent of the Disclosing Party or in accordance with Clauses 13.3 and 13.4; and

13.2.3.	may not use the Confidential Information for a purpose other than the performance of its obligations under this Agreement.

13.3.	During the term of this Agreement the Receiving Party may disclose the Confidential Information to the following to the extent reasonably necessary for the purposes of this Agreement:

13.3.1.	its employees;

13.3.2.
third parties as required to comply with applicable laws or regulation including that of any Governmental Body or regulatory authority (including but not limited to the Securities and Exchange Commission or any other listing or securities authority) or as required as part of a debt financing or financial restructuring process;

13.3.3.	its professional advisers; or

13.3.4.	rescue agencies for the purposes of assisting in distress and safety missions,

(each a "Recipient").

13.4.
The Receiving Party shall ensure that each Recipient is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a Party to this Agreement.

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13.5.	Clauses 13.1 through 13.4 do not apply to Confidential Information which:

13.5.1.	at the date of this Agreement, or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or a Recipient;

13.5.2.	can be shown by the Receiving Party to the Disclosing Party's reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

13.5.3.	subsequently comes lawfully into the possession of the Receiving Party from another.

13.6.	Upon request from the Disclosing Party the Receiving Party shall promptly return to the Disclosing Party or destroy (as requested) all copies of Confidential Information.

13.7.
For the avoidance of doubt, and without limiting the generality of Clause 13.3.2 above, either Party may disclose all or part of the terms of this Agreement to the extent necessary to comply with the requirements of any United Kingdom, United States or other listing or securities filing authority should that Party seek such listing or filing for itself or, if part of a wider group of companies, should its direct or indirect parent company so seek such listing or filing.

14.	Publicity

14.1.
The DP shall not release and shall use its best efforts to ensure that none of its Service Providers or Subscribers release into the public domain without the prior written approval of the Company (such approval not to be unreasonably withheld or delayed) any publicity, including but not limited to news releases, articles, brochures, advertisements or prepared speeches concerning this Agreement or the Service(s) performed or to be performed under this Agreement.

14.2.
In order for the Company to provide the approval referred to in Clause 14.1 above, the Company shall be given a reasonable time to review the proposed publicity prior to the date scheduled for its release.  The Company reserves the right to refuse, amend, or delay publication in the event it believes that such publication may:

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14.2.1.	be misleading, inaccurate or otherwise breach any laws or regulation;

14.2.2.	cause material damage or loss to the Company or its reputation; or

14.2.3.	breach any term of this Agreement.

14.3.
The Company shall be entitled to release general publicity or other information into the public domain without the prior written approval of the DP. The Company shall, however, consult with the DP when the information or publicity is specific to the DP concerning the content and timing of information releases including but not limited to news releases, articles, brochures, advertisements, prepared speeches, to be made by the Company or any of its sub-contractors concerning this agreement or the service(s) performed or to be performed under this Agreement.

14.4.
For the avoidance of doubt and as stated above in Clause 13.7, either Party may disclose all or part of the terms of this Agreement to the extent necessary to comply with any United Kingdom, United States or other listing or securities filing authorities should the Party seek such listing or filing for itself or, if part of a wider group of companies, its direct or indirect parent should so seek such listing or filing.

15.	Limitation of Liability

15.1.
Neither Party shall be liable, whether for negligence, breach of contract, misrepresentation or otherwise, for direct or indirect loss of profit or for indirect or consequential loss or damage, including but not limited to loss of goodwill, business opportunity or anticipated saving arising under or in connection with this Agreement.

15.2.	Nothing in this Agreement operates to exclude or restrict a Party's liability for death or personal injury resulting from its negligence or that Party's fraud.

15.3.
Except as set out in this Agreement, all conditions, warranties, terms and undertakings, express or implied, statutory or otherwise, in respect of goods or services (including without limitation the Services) provided by either Party are excluded to the fullest extent permitted by English law.

15.4.	Neither Party shall be liable to the other for loss suffered as a result of damage to, or the corruption of, data or information transmitted in accordance with this Agreement.

15.5.
The Company shall not be liable on any basis (whether in contract, in tort or otherwise) to the DP or any third party for any direct loss, damage, liability or expense arising from or in connection with any unavailability, delay, interruption or degradation in or to the Services or failure of the BSS, save to the extent caused by gross negligence, wilful misconduct or fraud on the part of the Company.

15.6.
Both Parties’ aggregate liability to the other under this Agreement shall be limited to the greater of: (i) an amount equal to the total payments which have fallen due to the Company under the Agreement during the twelve (12) month period immediately preceding the time that the event or series of connected events giving rise to such liability occurred; and (ii) five million United States Dollars (US$ 5 million).

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15.7.
The DP shall use reasonable efforts to procure that any Service Provider Contract and/or any Subscriber Contract includes provisions which state that the Inmarsat Indemnified Parties shall not be liable to any party (including the DP or its Service Providers and their Affiliates or Subscribers):

15.7.1.
for negligence, breach of contract, misrepresentation or for direct or indirect loss of profit, indirect or consequential loss or damage, including but not limited to loss of goodwill, business opportunity or anticipated saving;

15.7.2.
for any loss or damage suffered as a result (whether direct or indirect) of degradation, failure or unavailability of the Services or the Service Levels, save to the extent caused by an event of gross negligence, wilful misconduct and/or fraud by the Company; or

15.7.3.	for death or personal injury, except in the case of for death or personal injury resulting from the Company's negligence or fraud.

16.	Indemnities

16.1.	Each Party (the "Indemnifying Party") shall defend, hold harmless and indemnify the other Party (the "Indemnified Party") against each loss, liability and cost arising out of or in connection with:

16.1.1.	a material breach of this Agreement by the Indemnifying Party;

16.1.2.	failure by the Indemnifying Party to comply with any laws and/or regulations that are applicable to it; and

16.1.3.	failure by the Indemnifying Party to obtain any Governmental Authorisation that is required in order for the Indemnifying Party to carry on business.

16.2.	The DP shall defend, hold harmless and indemnify the Inmarsat Indemnified Parties against each loss, liability and cost arising out of or in connection with:

16.2.1.	a claim by a third party, however arising, as a result of or in connection with an alleged breach by the DP of its obligations under this Agreement;

16.2.2.	a claim by a third party, however arising, as a result of or in connection with any action of a Service Provider; and

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16.2.3.
a claim by a third party as a result of or in connection with the DP's failure to include any provision(s) required under this Agreement to be included in any Service Provider Contract or Subscriber Contract.

16.3.
The Company and the DP shall each maintain either liability insurance from a third party insurer or self-insurance in an amount sufficient to cover the indemnities which each Party has granted, respectively, under this Agreement to the other Party. Each Party shall, upon request of the other Party, provide the other Party with evidence of such insurance or, as the case may be, net asset value that is sufficient to cover the indemnities granted under this Agreement.

17.	Variation

17.1.	The Company may at any time vary the specification of the Services provided that such variation applies, wherever practical, in a non-discriminatory manner.

17.2.
The Company shall notify the DP in writing of any intended variation to the Services as soon as reasonably practicable, and in any event no less than seven (7) Business Days prior to the date on which the Company intends to implement such variation, except in the case of an Operational Emergency, in which case the Company may make such variation without notice to the DP.  Following an Operational Emergency, the Company shall provide notice of any variation to the DP as soon as is reasonably practicable.

18.	Barring and Suspension of SIM Cards

18.1.	Without prejudice to any right of termination contained herein, the Company may at any time during the Term bar or suspend any SIM Card(s) in any country or countries if:

18.1.1.
the DP commits a material breach of this Agreement and such breach is not remedied within thirty (30) Business Days after receiving written notice from the Company requiring it to remedy such breach. For the avoidance of doubt, a material breach of this Agreement includes (but is not limited to) failure by the DP to obtain and/or comply with Governmental Authorisations; and

18.1.2.
The Company is instructed to do so by a Governmental Body. At the reasonable request of the DP the Company shall use reasonable efforts to provide the DP with evidence of such instruction by the Government Body.

18.2.
The Company shall use reasonable efforts to provide the DP with prior notice of its intention to bar or suspend a SIM Card and a period of a least thirty (30) Business Days in which the DP may attempt to remedy the breach.

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18.3.
The Company may bar or suspend any SIM Card without such prior notice if required by any law or regulation, or if in the Company’s reasonable opinion any delay in barring the SIM Card may cause loss or damage (including but not limited to loss of reputation) to the Company.  Notwithstanding the foregoing, where the DP complies with a notice to remedy issued by the Company, the Company shall not bar any compliant SIM Card(s).

19.	Termination

19.1.
Either Party (the "Initiating Party") may terminate this Agreement with immediate effect by notice in writing to the other Party (the "Breaching Party") on or at any time after the occurrence of any of the following events:

19.1.1.
a material breach by the Breaching Party of an obligation under this Agreement where, if the breach is capable of remedy, the Breaching Party fails to remedy the breach within thirty (30) Business Days starting on the Business Day after receipt of notice from the Initiating Party giving particulars of the breach and requiring the Breaching Party to remedy the breach, and provided always that the Company may terminate the entire Agreement irrespective of whether or not such breach is restricted to an individual Service;

19.1.2.	the Breaching Party passes a resolution for its winding up or a court of competent jurisdiction makes an order for the Breaching Party's winding up or dissolution;

19.1.3.
an administration order is made in relation to the Breaching Party or there is an appointment of a receiver over, or an encumbrancer taking possession of or selling, an asset of the Breaching Party; or

19.1.4.	the Breaching Party makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally.

19.2.	The Company may additionally terminate this Agreement in whole or in part in any of the following circumstances:

19.2.1.	immediately upon written notice to the DP if the DP fails to pay outstanding invoices such that the provisions of Clause 8.12 are invoked;

19.2.2.	upon thirty (30) Business Days written notice to the DP if the DP fails to comply with the provisions of Clause 5.2 or Annex 9;

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19.2.3.	immediately upon written notice to the DP if the DP has failed to commence providing the Services within a period of ninety (90) Business Days following the DP Launch Date; or

19.2.4.	immediately upon written notice to the DPs upon a change of Control of the DP.

19.3.
The DP may terminate this Agreement if the DP ceases to distribute the Services, directly or indirectly, for any reason, other than a Force Majeure, on twelve (12) months' prior written notice to the Company.

19.4.	Any termination of a Service by the Company under the provisions of this Agreement shall give the Company the concurrent right to terminate any other Services provided to the DP under this Agreement.

20.	Consequences of Termination

20.1.	Termination of this Agreement, does not affect a Party's accrued rights and obligations as at the date of termination.

20.2.
Each Party's further rights and obligations shall cease immediately on termination except that the provisions of Clauses 13 (Confidentiality), 14 (Publicity), 15 (Limitation of Liabilities), 16 (Indemnities), 34 (Governing Law), 24 (Dispute Resolution) and 27 (Notices) shall continue in force in accordance with their respective terms or for a statutory period of six (6) years after the date of termination, as shall those Clauses the survival of which is necessary for the interpretation or enforcement of this Agreement.

20.3.
In the event of termination of this Agreement pursuant to Clause 19 (Termination) or Clause 22 (Force Majeure), all amounts due under this Agreement shall become immediately due and payable by the DP, together with any interest accrued pursuant to the terms of this Agreement.

20.4.
Upon termination of this Agreement the DP’s rights under Clause 3 shall immediately cease in respect of the Services affected by such termination and the DP shall immediately cease to promote, market and/or advertise the Services subject to such termination, or make use of the Trade Marks.

20.5.	Upon termination of this Agreement any licences granted to the DP permitting the DP to use the Trade Marks shall automatically terminate.

20.6.
Upon termination of this Agreement the DP shall immediately discontinue use of and, as the Company may instruct and at the DP's expense, either promptly return to the Company or destroy any material which relates to the Services, including but not limited to Promotional Material, signs, brochures, advertisements and stationery.

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20.7.	Upon termination of this Agreement the Company may withdraw the Distribution Partner Code and remove the DP’s name from its published list of registered DPs.

20.8.	Upon termination of this Agreement each Party shall, at the instruction of the other Party, return to the other Party or destroy all material containing any Confidential Information.

20.9.
In the event of termination of this Agreement pursuant to Clause 19.1.1 (in the case of a breach by the DP only), Clauses 19.1.2 to 19.1.4 (where the DP is insolvent), or cessation of the business of the DP for any reason (except in connection with the sale of the business of the DP which includes the provision of the Services), the DP shall use reasonable efforts to re-assign Subscribers activated by the DP to one or more alternative DPs in order to ensure a continuity of service to the Service Providers and Subscribers.

21.	Financial Security

21.1.
If the Company determines, as a condition of entering into this Agreement or at any time during the term of this Agreement, that it would be commercially prudent to obtain financial security against the DP failing to perform any of its obligations under this Agreement, the Company shall be entitled, following reasonable consultation with the DP, to require the DP to provide such financial security in an amount and form that the Company, acting reasonably, deems appropriate.

21.2.	Failure by the DP to provide such financial security within and for the time period stipulated by the Company shall be deemed to be a material breach of the DP’s obligations under this Agreement.

21.3.
In the event of a financial security (including, without limitation, a guarantee) being given by the DP or on the DP’s behalf pursuant to this Clause 21, the terms of the financial security shall be subject to review by the Company from time to time.

22.	Force Majeure

22.1.
In this Clause, "Force Majeure Event" means an event beyond the reasonable control of a Party (“the Affected Party”) including, without limitation, strike, lock out, labour dispute (except where the same solely relates to the Affected Party’s workforce), act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, regulation or direction (other than as a result of an act or omission by the Affected Party), accident, breakdown or unavailability of plant or machinery, fire, flood, storm, difficulty or increased cost in obtaining workers, goods or transport, externally caused transmission failure or externally caused satellite failure or satellite launch failure or delay or satellite malfunction which in every case is not reasonably foreseeable and is beyond the control and without the fault or negligence of the Affected Party.

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22.2.	If the Affected Party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

22.2.1.	the Affected Party's obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

22.2.2.
as soon as reasonably possible after the start of the Force Majeure Event the Affected Party shall notify the other Party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

22.2.3.	the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

22.2.4.
as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other Party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

22.3.
If the Force Majeure Event continues for more than six (6) months starting on the day the Force Majeure Event starts, a Party may terminate this Agreement by giving not less than thirty (30) days' prior written notice to the other Party.

23.	Assignment and Use of Service Providers

23.1.
The DP may use Service Providers to assist the DP in the performance of its obligations under this Agreement provided that the DP shall at all times ensure that the Service Provider complies with the provisions of this Agreement that are applicable to it.

23.2.	The DP may not assign or transfer a right or obligation under this Agreement, except that it may assign any of its rights or transfer any of its obligations to:

23.2.1.	any Affiliate of the DP pursuant to any intra-group reconstruction or reorganisation of the DP or of its business; or

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23.2.2.	a third party with the prior written consent of the Company, which is not to be unreasonably withheld; and

provided that in either circumstance the DP shall remain liable to the Company for all of its obligations under this Agreement.

24.	Dispute Resolution

24.1.
The Parties shall use all reasonable endeavours to resolve any dispute amicably, which shall include the escalation of such dispute to senior management who shall meet to discuss the resolution of such dispute in good faith within fifteen (15) days of a notice being served requesting and setting out the relevant particulars.

Disputes to be determined by an expert

24.2.
With respect to any matter or dispute that is required by the express terms of this Agreement to be resolved by an expert, the matter or dispute, on the application of either Party, shall be referred for resolution to an independent firm of internationally recognised chartered accountants in London that is agreeable to both Parties or, failing agreement within thirty (30) days from the date on which the matter or dispute arises, to be selected by the President (for the time being) of the Institute of Chartered Accountants in England and Wales.  Once engaged, the firm shall act as an expert and not as an arbitrator and shall be charged by the Parties to render its decision within ninety (90) days of the date of submission of the matter or dispute in question or within such shorter period as may be agreed by the Parties.  Any determination rendered by the expert shall be binding on the Parties, provided that either Party may invoke the arbitration procedures under Clause 24.5 to review the decision of the expert; provided further, however, that the appealing Party shall bear all of the expenses of the arbitration and of the other Party (in relation to its participation in the arbitration) (the amount of which is to be determined by the arbitral tribunal) in the event that the arbitration affirms the determination of the expert (notwithstanding the provisions of Clause 24.4).

24.3.
The DP and the Company undertake to give all necessary information and assistance to the expert, including making all relevant accounting records available on a timely basis in order to resolve the matter in dispute.

24.4.
Except as provided in Clause 24.2 above, the Company and the DP shall each bear their own costs and expenses in connection with the resolution of the dispute.  The costs and expenses of the expert shall be paid in equal shares by the Parties.

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Disputes to be determined by arbitration

24.5.
Subject to Clause 24.6, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) presently in force (“the Rules”).  The appointing authority shall be the LCIA.  Unless otherwise agreed by the Parties, the number of arbitrators shall be three (3) (of whom each Party shall select one (1) and the third to be agreed by the other two (2) arbitrators).  The language of the arbitration shall be English and the place of arbitration shall be London.  Any arbitration award rendered in accordance with this Clause shall be final and binding on the Parties.  The Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

24.6.
For the avoidance of doubt, any dispute, controversy or claim which is required by the terms of this Agreement to be resolved by an expert under Clause 24.2 may be referred to arbitration in accordance with Clause 24.5 only after the expert has rendered his determination under Clause 24.2.

24.7.
Notwithstanding Article 25.3 of the Rules, any Party may apply to any state court or other judicial authority for interim or conservatory measures at any stage prior to, or after, the commencement of an arbitration under Clause 24.5.

24.8.	The DP irrevocably:

24.8.1.
consents generally in accordance with the State Immunity Act 1978 to relief being given against it in England or any other jurisdiction by way of injunction or order for specific performance or for the recovery of any property whatsoever or other provisional or protective measures and to its property being subject to any process for the enforcement of a judgment or any process effected in the course or as a result of any action in rem; and

24.8.2.
waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) in England or any other jurisdiction and from all forms of execution, enforcement or attachment to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws, and in particular the United States Sovereign Immunities Act of 1976.

25.	Amendments

The terms and conditions of this Agreement shall not be amended or modified in any manner by the Parties except by agreement in writing signed by both Parties, provided always that the Company may amend or vary any of the Annexes upon provision to the DP of sixty (60) days prior written notice or compliance by the Company with the notice period and procedures for consultation particularised in such Annexes.  Within such sixty (60) day period, or such other period as stated in the relevant Annexes, as the case may be, the Company shall endeavour to give at least a thirty (30) day period to the DP for the purpose of consultation.  For the avoidance of doubt, nothing in this Clause 25 shall restrict or reduce any notice periods or periods of consultation particularised in the Annexes.

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26.	Waiver

26.1.
No delay in exercising or failing to exercise by either Party of any right or remedy hereunder and no custom or practice of the Parties at variance with the terms hereof shall constitute a waiver of any of the Parties' rights or remedies hereunder.

26.2.
No waiver by either Party of any particular default by the other Party shall affect or impair either Party's rights in respect of any subsequent default of any kind by the other Party, nor shall any delay or omission of either Party to exercise any rights arising from any default affect or impair a Party's rights in respect of the said default or any other default of the other Party hereunder.  Subsequent acceptance by the Company of any payments by the DP shall not be deemed a waiver of any preceding breach by the DP of any of the terms or conditions of this Agreement.

27.	Notices

27.1.	A notice under or in connection with this Agreement (a "Notice"):

27.1.1.	shall be in writing;

27.1.2.	shall be in the English language; and

27.1.3.
shall be delivered personally or sent by first class post and air mail if overseas or by fax to the Party due to receive the Notice at the address specified in Clause 27.2 or to another address specified by that Party by not less than seven days’ written notice to the other Party received before the Notice was despatched.

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27.2.	The address referred to in Clause 27.1 is:

27.2.1.	in the case of the Company:

Address:	99 City Road, London, EC1Y 1AX, United Kingdom
Fax:	+44 (0)20 7728 1602
[*****]

and a copy to:
Address:	99 City Road, London, EC1Y 1AX, United Kingdom
Fax:	+44 (0)20 7728 1602
[*****]

27.2.2.	in the case of the DP:

Address:	4 Hagoren St, industrial Park, Omer 84956, Israel
[*****]

and a copy to:
Address:	4 Hagoren St, industrial Park, Omer 84956, Israel
[*****]

27.2.3.	Marked for the attention of [*****]

27.3.	A Notice is deemed given:

27.3.1.	if delivered personally, when the person delivering the notice obtains the signature of a person at the address referred to in Clause 27.2;

27.3.2.	if sent by post, except air mail, two Business Days after posting it;

27.3.3.	if sent by air mail, six Business Days after posting it; and

27.3.4.	if sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

28.	Invalidity

Should any provision of this Agreement be found to be invalid, illegal or unenforceable under the laws of any relevant jurisdiction in any respect, the invalid, illegal or unenforceable aspects of such provision shall be given no effect and shall be deemed not to be included in this Agreement without invalidating any of the remaining provisions of this Agreement.  The Parties shall forthwith enter into good faith negotiations to amend the Agreement in such a way that, as amended, is valid, legal, enforceable and, to the maximum extent possible, reflects the intended effect of the invalid, illegal or unenforceable provision.

 ***** Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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29.	Language and Communications

29.1.	All documentation and communications required under this Agreement shall be in the English language.

29.2.	All communications pertinent to the Authorisation shall be made or confirmed in writing.

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30.	Entire Agreement and Relationship of Parties

30.1.
This Agreement, together with its Annexes, constitutes the entire agreement between the Parties and supersedes any prior understandings and communications, whether written or oral, between the Parties relating to the matters addressed herein.

30.2.
The Parties intend that the relationship created between them by this Agreement shall be as independent contractors.  This Agreement is not to be construed in any way as creating any partnership, principal-agent, master-servant, joint venture or other similar relationship between the Parties.

31.	Counterparts

This Agreement may be entered into by the Parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

32.	Costs of this Agreement

Each Party shall bear its own costs in relation to the preparation, execution and performance of this Agreement.

33.	Rights of Third Parties

A third party that is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a Party to this Agreement to enforce any term of this Agreement for and on behalf of such third party where applicable.

34.	Governing Law

34.1.
The construction, validity and performance of this Agreement and all matters arising from or connected with it are governed by English law and, save for any application for injunctive relief made by either party (which may be made in any court of competent jurisdiction), any dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the provisions of Clause 24 hereof.

34.2.
If so requested by the Company, the DP shall, within thirty (30) days of such request, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Company forthwith. The address of the Company for service of such process and any other such document or proceedings shall be those specified in Clause 27, unless and until any alternative addresses are notified to the DP for that purpose.

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AS WITNESS duly authorised representatives of the Parties have signed this Agreement on the day and year above written.

Signed by Perry Melton
Chief Operating Officer	)
a duly authorised	)
representative of	)
INMARSAT GLOBAL LIMITED:	)	_________________________	Signature

Signed by David Rivel
CEO and Gilad Ramot, Chairman	)
a duly authorised	)
representative of	)
RRSAT Global Communications
Network Limited:	)	_________________________	Signature

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Annex 1: FleetBroadband Services and Terminals

Disclaimer

Whilst all reasonable efforts have been made to ensure the accuracy of the service description contained in this document (“the Description”), Inmarsat advises that accuracy may be affected by a variety of conditions, including conditions which are outside of Inmarsat’s control. The Description is provided “as is” and use is at one’s own risk. Any express or implied warranties including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose, are specifically disclaimed.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

CONTENTS
1. INTRODUCTION		1
1.1	ASSUMPTIONS	1
1.2	FLEETBROADBAND REFERENCE ARCHITECTURE	1
2. FLEETBROADBAND SERVICES		3
2.1	INTRODUCTION	3
2.1.1	Service Performance	3
2.2	PACKET-SWITCHED SERVICES	4
2.2.1	PDP Contexts (see figure 3)	4
2.2.2	Standard (Background class IP)	5
2.2.3	Streaming (Streaming class IP – see Figure 4)	5
2.2.4	TCP/PEP	6
2.3	CIRCUIT-SWITCHED SERVICES	7
2.3.1	Circuit-Switched Data Services – ISDN (see figure 5)	7
2.3.2	Circuit-Switched Data Services – 3.1kHz Audio	7
2.3.3	Circuit-Switched Voice Services (4kbps)	8
2.4	MESSAGING AND ADDITIONAL SERVICES	8
2.4.1	SMS Messaging	8
2.4.2	Additional Services	8
3. FLEETBROADBAND USER TERMINALS		9
3.1	INTRODUCTION	9
3.2	CLASS 8, 9 AND 14 USER TERMINAL	9
3.2.1	Class 8 and 9 UT Services and Functions Support	10
3.3	KEY RF CHARACTERISTICS	11
3.3.1	Tuning Range	11
3.3.2	EIRP	11
3.3.3	G/T	12
3.4	TERMINAL ID NUMBERING	12
3.5	FLEETBROADBAND TERMINALS SUMMARY	12
4. SIM CARDS AND NUMBERING		14
4.1	SIM CARDS	14
4.2	NUMBERING	14
4.2.1	IMSI	14
4.2.2	MS-ISDN	14
4.2.3	Golden Numbers	14
5. I-4 COVERAGE		14

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

1.             INTRODUCTION

This document provides an overview and summary of (1) Inmarsat's FleetBroadband services (the broadband telecommunication services which the vessel Satellite communications approved equipment delivers via Inmarsat’s Satellites and ground infrastructure) and (2) Inmarsat FleetBroadband UTs.

The installed Satellite communications equipment is referred to as a User Terminal, UT or Terminal in this document.  It is also known within the maritime industry as a Mobile Earth Station (MES).

This document details the services which FleetBroadband users can access and highlights the features and functional specification of the FleetBroadband UTs.  All performance figures quoted in this document are subject to FleetBroadband system verification tests and should be considered accordingly. All data rates shown are system Physical Layer rates – actual throughput rates will vary.

This document represents Inmarsat’s position regarding FleetBroadband Services at the date of issue of this document.

The document is based on Inmarsat BGAN SDM release 3.0.0 which contains the requirements for the FleetBroadband UTs. However, in case of any discrepancy, Inmarsat SDM document takes precedence.

1.1            Assumptions

  Inmarsat has identified a number of underlying assumptions in developing the FleetBroadband service and UT offering:

●	FleetBroadband UTs are procured by the end-user ‘customer’ from a manufacturer or reseller.

●
The FleetBroadband Service is procured separately from a Distribution Partner (DP) or a service provider.  DPs buy service on a wholesale basis from Inmarsat and sell service on to customers or Service Providers.  Service Providers buy service from DPs and sell service on to customers.

●	The user, Service Provider, or DP undertakes any installation or configuration required to use the FleetBroadband service.

●
The user employs the FleetBroadband UT as a Satellite modem in an onboard network. In order to access Inmarsat FleetBroadband service, an access device such as a server, ISDN device or other specialist peripheral is normally connected to the UT.

●	FleetBroadband UT will be employed for one or more of: voice, circuit switched data or IP data services.

●	FleetBroadband UT and services will be employed as part of a customer solution or installation, depending on the user requirement.

1.2             FleetBroadband Reference Architecture

     The reference architecture is shown in Figure 1 below.  Inmarsat system consists of three components:

1.	The Satellites.

2.	Inmarsat's ground infrastructure.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

3.	The vessel UT.

In addition there are two further components not shown in Figure 1: (1) the vessel UT equipment (TE) such as servers, lap tops and the customer applications and (2) any ground equipment/functions outside Inmarsat ground infrastructure such as servers and applications provided by Distribution Partners or other parties.

In the reference architecture there are four key interfaces:

1.	The air interface between the Satellite and the UT.

2.	The air interface between the Satellite and the ground infrastructure (the Satellite Access Station (SAS).

3.	The interface from the vessel UT by which Inmarsat's telecommunications services are delivered.

4.	The interface from Inmarsat's ground infrastructure by which Inmarsat's telecommunications services are delivered.

Interface 3 and 4 above are the service access points (SAP) between which the services defined in this document are delivered.

Figure 1 –FleetBroadband Reference Architecture

There are two UTs types defined for the FleetBroadband service. These units are referred to in the Annex as Class 8 (High Gain Antenna) and Class 9 (Low Gain Antenna) UTs.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

2.      FLEETBROADBAND SERVICES

2.1            Introduction

The BGAN network is used to deliver FleetBroadband Services to the maritime market.  It is also used to deliver similar services to other market segments (e.g. aviation, land portable and land mobile).  It is a Satellite component of the Third Generation IMT-2000/Universal Mobile Telecommunications System (3G UMTS).  BGAN is a UMTS Release 4 network, however, BGAN has a proprietary Satellite radio interface (“IAI-2”) instead of the terrestrial WCDMA radio interface.

The term “BGAN Network” when used in this document relates specifically to the part of Inmarsat’s Satellite and ground network that carries FleetBroadband ervices.

As it is similar to a 3G network, FleetBroadband offers most services defined in the standard 3GPP (3G Partner Project) specifications. In addition FleetBroadband will offer a 4kbps voice service using proprietary compression technology and a 64Kbps ISDN service.

Figure 2 shows the services available.
FleetBroadband Services

Figure 2 – FleetBroadband Services

A UT will be capable of making simultaneous voice and data calls over the BGAN network.  Only 1 circuit switched (CS) service (plus SMS & additional services) is supported at any one time.

2.1.1           Service Performance

FleetBroadband UTs may offer users access to a 4kbps compressed, circuit switched voice channel and an IP (packet switched) data service. The class 8 UT will also support ISDN data.1

The observed performance or speed of the IP data connection is influenced by many factors. The two different antenna sizes of the two classes will mean achievable data rates will differ.

1 Class 9 UTs will support 3.1Khz audio services (including Fax), but not ISDN data.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Essentially, the larger the antenna the greater the achievable bit rate, particularly in the uplink or return direction. Larger antennas will also enable higher bit rates in more demanding ‘edge of beam’ locations and should provide service to lower elevations to the Satellite and in conditions of high fading (e.g. calm water conditions). In addition the performance of the antenna in terms of gain, G/T and ability to reject multipath will also affect the achievable bit rate.  Customers should also appreciate the number of users sharing the bearer at any particular time, will also impact achievable bit rate. All data rates quoted in this document (see 3.5) are subject to FleetBroadband system verification tests and should be considered accordingly, and may not be available at low elevation angles for a specific UT/link conditions. All data rates shown are system Physical Layer rates.

A brief description of each of the network services is provided below.

2.2             Packet-Switched Services

IP data is the principal service of the BGAN network. The simplest configuration of the FleetBroadband network sees up to two 512kbps IP bearers (each operating on its own physical channels) assigned to a given spot beam. These IP bearers are shared or contended between a number of active connections (PDP contexts). It is a useful parallel to consider a domestic broadband service. Further capacity can be assigned to a given spot beam in the way of extra channels, should there be sufficient demand

Each 512kbps bearer needs to accommodate some system overheads, meaning the maximum theoretical bandwidth available for customers will be 432kbps2. As has been said previously, many factors will influence the achieved bit rate experienced by customers.

The FleetBroadband system supports the remote access of a FleetBroadband UT (with a fixed or static IP address) and remote activation of a data session, even when the narrow spot beam where it is located is ‘dark’ or inactive.

2.2.1           PDP Contexts (see figure 3)

The UTs support multiple PDP (Packet Data Protocol) contexts, some primary and some secondary. Multiple PDP contexts support effective use in multiple user environments where the connectivity through the UT is shared.

An access device, usually a server, can allocate secondary PDP contexts. These PDP contexts can be associated with specific applications running across the connection.  This can create a multi-tasking IP environment optimised for specific applications.

2 Physical Layer rate. Number quoted represents maximum theoretical throughput only.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Figure 3 – Use of PDP Contexts

* TFT- traffic Flow template

2.2.2           Standard (Background class IP)

Background class IP data offers users access to the shared, contended IP 432kbps3 channel (see example above). There are no guarantees associated with the service other than the FleetBroadband contention ratio. If the link is ‘busy’, with many active users then the observed bit rate will be lower than if the link is ‘quiet’ with little traffic. This standard service will suit most office type applications, internet access, file transfer, email, etc

2.2.3           Streaming (Streaming class IP – see Figure 4)

For customers who require a guaranteed bandwidth, (and hence un-contended connection), FleetBroadband offers a Streaming class IP service on Class 8 and 9 terminals only. The Streaming class is a high level IP Quality of Service (QoS) available over a 3G network. Simply, it offers a regular schedule of capacity over the IP link to an individual user. This capacity is not offered to other users effectively delivering reserved capacity for a single PDP context. Streaming is available on demand – if the network has the capacity then the user will access their reserved streaming bit rate. If it is not available the user can request a lower bit rate.

Streaming is very important for time critical data transmissions such as real time applications e.g. live video or audio. Further characteristics can be assigned to a Streaming IP link, including error correction and specific routing instructions. FleetBroadband offers Streaming class connections at 32kbps, 64kbps, 128kbps and 256kbps, depending on UT Class, link conditions, available capacity and elevation to Satellite. The reserved capacity will be delivered in both the forward and return direction. A streaming connection will follow a per minute tariff structure.

3 Physical Layer rate. Number quoted represents maximum theoretical throughput only.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Streaming

A regular schedule of capacity to single user guarantees a fixed bandwidth

32k, 64k, 128k, 256k*
Symmetrical
Error corrected
Non Error corrected

Example of a single 200kHz bearer in the beam, maximum total capacity ~493kbps in each direction, shared between 4 vessels

        * Dependent on Class type and elevation angles.

Figure 4 – Use of shared access bearer

2.2.4           TCP/PEP

The maximum theoretical user data rate of up to 432kbps4 is based on the presence of enhancement software (TCP/PEP) being installed at both ends - the origin and destination - of the connection. In real terms this would see a software component installed on the user’s server (client) and on the destination server on to which the connection is being made (i.e. in the DP, service provider or ground customer domain). This will ensure that uplink (from the UT) traffic is accelerated and downlink (to the UT) traffic is accelerated. If the software is only present at one end of the connection, say the UT, then only traffic sent from the UT will be accelerated. Downloads to the UT would not be accelerated.

In circumstances where the customer has this TCP/PEP installed, Inmarsat expects that users will observe, depending on network usage, file size and UT, improvements with DOS FTP of between 27% and 344%.

Inmarsat will make available the client component of the TCP/PEP to Service Providers. The Corporate Server component of the TCP/PEP will need to be installed onto a corporate network. This will be important for customers looking to accelerate traffic over a VPN connection from their office LAN. The TCP/PEP should be installed on a server which can be connected to the corporate network. Such an installation will require technical assistance, support and possibly an ongoing maintenance contract. Inmarsat envisage that this service will be offered by FleetBroadband service providers as a value added service.

4 Physical Layer rate. Number quoted represents maximum theoretical throughput only.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

2.3              Circuit-Switched Services

2.3.1           Circuit-Switched Data Services – ISDN (see figure 5)

The FleetBroadband network will support mobile-originated and mobile-terminated ISDN circuit-switched data calls at 64kbps.   Both UDI and RDI are supported.

Figure 5 - Example ISDN Connectivity via FleetBroadband

The FleetBroadband Service will provide one 64kbps ‘B Channel’ per UT. It will not be possible to operate other circuit-switched services (i.e. making a voice call) at the same time as using ISDN. A user may run simultaneous ISDN and IP sessions however5.

As with Inmarsat Fleet ISDN, two or more ISDN connections from multiple channel UTs may be bonded together (outside Inmarsat domain) to deliver multiple 64kbps sessions – 128k, 256k etc.

2.3.2           Circuit-Switched Data Services – 3.1kHz Audio2

To provide a capability to support legacy modem and facsimile users, FleetBroadband offers a service to carry PCM coded 3.1kHz audio via a 64kbps transparent bearer.  Via this service a user could, for example, make and receive legacy modem and facsimile calls or speech calls requiring PCM coding to and from the terrestrial PSTN or ISDN.  This service could also be used to support encrypted voice.

5 Class 8 only; performance is dependent on additional factors including bearer duty cycle and antenna elevation angle.

6 Service not supported below 20 degrees elevation on Class 9 (“FB250”), and is completely unsupported on Class 14.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

This service would be provided at the UT typically via an analogue telephone socket or ISDN connection (where supported).  Modem/facsimile performance may be impaired because of Satellite delay causing the modems to renegotiate transmission to reduced data rates.

2.3.3           Circuit-Switched Voice Services (4kbps)

FleetBroadband offers a voice telephony service using a compression technology (the AMBE+2 codec from DVSI) delivering voice over a low 4kbps rate. This makes efficient use of Satellite capacity whilst delivering good speech quality.

It is possible to make a circuit-switched voice call whilst simultaneously using IP data services. At this time, the system is not able to support multiple, simultaneous circuit-switched voice calls.

As with IP data sessions, an active FleetBroadband UT receives calls even when the narrow spot beam where it located is inactive or ‘dark’ from a system perspective.

2.4              Messaging and Additional Services

2.4.1           SMS Messaging

The BGAN network has an in-built SMS messaging application with a full range of messaging features.

The SMS message format follows standard 160 character structure. FleetBroadband does not support concatenated SMS.

The BGAN system has an SMSC.

It is noted that the availability of SMS messaging to users will depend on the ability of the UT to support such messaging.  In particular a suitable interface is required from the UT and there are issues on how to implement such a service on the vessel since SMS messaging in 2G/3G is designed for a ‘single handset user’ rather than a number of users.  It is further noted that SMS messaging on a vessel could be supported as an application running on e.g. the Packet Switched service (i.e. the SMS application would be outside Inmarsat domain).

2.4.2           Additional Services

As the FleetBroadband network is effectively a 3G network, Inmarsat can offer customers some of the extra features associated with such systems.

There are a number of different service settings that can be activated or deactivated by a server, or via other fixed UT control function. These are services offered by most cellular networks, frequently used by business users and their availability further underlines FleetBroadband as an extension to these networks. The supplementary services FleetBroadband will support are listed in Table 1:

CFU	Call Forwarding On Subscriber Busy
CFB	Call Forwarding Unconditional
CFNRy	Call Forwarding on No Reply
CFNRc	Call Forwarding on Mobile Subscriber Not reachable
CW	Call Waiting
HOLD	Call Hold
BAOC	Barring of All Outgoing Calls
BOIC-exHC	Barring of Outgoing Calls except to HPLMN

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Table 1: Supplementary Service

The BGAN network supports all of these features (and allows some to be disabled upon service activation should the customer request this). The availability of these services to the users depends on the UT functionality.

3.                 FLEETBROADBAND USER TERMINALS

3.1               Introduction

Customers will have a choice of different FleetBroadband UTs, which will deliver a varying range of maritime Satellite communication capabilities and services to suit the differing needs of new and existing providers, in all segments of the maritime market.

There are three UT types defined and Type Approved for the FleetBroadband service. They are referred to as Class 8 (High Gain Antenna “FB500”), Class 9 (Low Gain Antenna “FB250”) and Class 14 (Low Gain Antenna "FB150") UTs. Detailed technical performance and specification requirements are defined in the BGAN System Definition Documents (SDM).  The key difference between Class 8 and Class 9 is the antenna – some manufacturers offer equipment that can be configured to be either Class 8 or Class 9 depending on the antenna connected.

In all cases, the term UE (User Equipment) refers to a logical unit comprising of:

Terminal Equipment (TE): Customer device that represents the interface through which the user accesses the Satellite services (e.g. laptop computer, PDA, PC, etc which may be connected to the UT via a server.).

User Terminal (UT): Radio terminal used for communication over the Satellite interface including the High Power Amplifier function and antenna.  The UT contains a UMTS Subscriber Identity Module (USIM)7 smart card that holds the subscriber identity, performs authentication algorithms, stores authentication/encryption keys and maintains UT profile information needed at the UT to allow service to be established.

3.2              Class 8, 9 and 14 User Terminal

This section outlines the characteristics of the Class 8, 9 and 14 UT. The Class 8 UT will support a High Gain Antenna and Class 9 and 14 UT will support a Low Gain Antenna.

Where a manufacturer supports a service then all functions required to support that service must be implemented.

Inmarsat does not define the user interfaces to the UT equipment but instead defines (1) the air interface at the output of the UTs antenna, (2) the functions of the UT and (3) the performance of the UT.  The definition of user interfaces is determined by the manufacturers but typically includes Ethernet and ISDN.  Voice can be provided via a number of different interfaces including 2-wire analogue, 4-wire analogue and via digital interfaces.

7 Sometimes the USIM is considered separate to the UT.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

3.2.1             Class 8 and 9 UT Services and Functions Support

3.2.1.1          Services for Class 8, 9 and 14

  1.         Circuit switched AMBE+2 voice.

i.	TS11 services – one per UT.

  2.         3.1kHZ voice (Class 8 and 9 only)

i.	G3 and G4 Fax on a FNUR=64kbps, ITC = 3.1kHz audio BS30 bearer service.

ii.	Modem/PC Data service on a FNUR=64kbps, ITC = 3.1kHz audio BS30 bearer service.

  3.         ISDN (N.B. Function formally supported on Class 8 only)

i.	1B+D ISDN services on a 56 kbps RDI/64 kbps UDI BS30 bearer service

  4.         Background class IP

  5.         Streaming class IP (Classes 8 and 9 only)

i.	32kbps, 64kbps, 128kbps, and 256kbps* supported

   * 256kbps supported only on Class 8.

  6.         SMS Messaging

i.	Basic SMS services (TS 21 and TS22) compatible with 2G/3G networks

  7.         Additional services

3.2.1.2        Functions for Class 8, 9 and 14

1.	The Class 8/9/14 UT shall be able to specify QoS parameters independently for each PDP context.

2.	The Class 8/9/14 UT shall support up to 11 PDP contexts and 1 CS service per UT concurrently.

3.	The Class 8/9/14 UT shall support multiple users (multiple TEs) of voice, data and messaging services.

4.
The Class 8/9/14 UT shall support both mobile originated (MO) and mobile terminated (MT) sessions thereby dictating the need for interconnection to a range of established terrestrial networks and PLMNs via standardised interfaces.

5.	Connectivity between Class 8/9/14 UT to external networks shall include:

i.	Public Switched Telephone Networks (PSTN) for backward compatibility with voice based services.

ii.	Integrated Services Digital Networks (ISDN) for backward compatibility with voice and narrowband data services.

iii.	Packet Switched Public Data Networks (PSPDN), the most notably being the Internet.

6.	The Class 8/9/14 UT shall support the following PS functions:

i.	IP based inter-working with the Internet/Intranet (via IP connectivity) and other GPRS PLMNs directly or via a transit network.

ii.	Transmission of user packet data at symmetric/asymmetric instantaneous transmission speeds.

iii.	Transfer of data between service access points at the fixed side and at the mobile side as follows:

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

(a)	Packets sent from a FleetBroadband UT to a fixed network access point.

(b)	Packets sent from a fixed network access point to a FleetBroadband UT.

(c)	Packets sent from one FleetBroadband UT to another FleetBroadband UT.

iv.	Support for IPV4.

v.	Support of end-user VPN technologies, including encryption to enable secure communication between the TE and external host via a standardised mechanism.

7.
The Class 8/9/14 UT shall support handover between spotbeams.  Packet-Switched handover is ‘lossless’ and hence connectivity is maintained throughout the handover for both background and streaming class services.  Circuit-Switched handover is ‘lossy’ and hence full connectivity performance is not maintained throughout the handover although the circuit is still in place at the end of the handover.  Note: Satellite handover is not supported.

Figure 6: FleetBroadband Spotbeam Handover

8.
The Class 8/9 UT shall support bearer rates of up to 512 kbps in the forward direction, and up to 493 kbps in the return direction.  Note: this is the capability of the modem in the UT.  The expected achieved data rates are shown in section 3.5.

3.3               Key RF Characteristics

3.3.1           Tuning Range

The UT and antenna shall tune/operate over the range of:

Transmit                  1626.5 to 1660.5MHz

Receive                    1525 to 1559MHz

3.3.2           EIRP

The required EIRP is:

Class 8                               22dBW

Class 9                               15.1dBW

Class 14                             15.1dBW

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

3.3.3             G/T

The required G/T is

Class 8                               ≥ - 7 dBK

Class 9                               ≥ - 15.5 dBK

Class 14                              > - 15.5dBK8

3.4             Terminal ID Numbering

An IMEI number will identify each UT (and each channel of a multiple channel UT). The numbering will follow the guidelines set out in GSM association PRD TW. 06 IMEI Allocation and Approval Guidelines v. 3.2.0

3.5             FleetBroadband Terminals Summary

This section summarises the expected basic capabilities of the FleetBroadband UT as addressed in detail in the previous section.  Please note that the actual services provided and interfaces supported is at the discretion of manufacturers

The data rates shown are Inmarsat’s expectation of data rates achieved by installed UTs using the Satellites.  The assumptions and factors that will affect data rate and service coverage are explained in 2.1.1.

Table 3: Class 8 UT “FB500”

Feature	Description
Transmission Rate
   Maximum 432 kbps receive in packet data mode
   Maximum 372 kbps transmit in packet data mode

   These are the maximum raw bit rates sub-Satellite. Edge of coverage maximum rates will be lower.
   Transmission rates quoted relate to network only, and not to delivered user throughput.

Mobile Interface	Ethernet ISDN
Interconnect Capability	IP, ISDN, PSTN
Service Capabilities	1 CS voice 1B + D ISDN (includes 3.1Khz Audio) IP (Background and streaming, up to 11 PDP contexts)
Antenna Requirements	BGAN SDM Volume 5, Chapter 4
EIRP Requirements per channel	22 dBW
G/T	-7 dBK (equivalent Fleet F55)
Usable Tuning Range	TX: 1626.5 - 1660.5 MHz RX: 1525.0 - 1559.0 MHz

8 Class 14 specific pointing requirements are 0.6dB between 15 and 50 degrees and 1.0dB at other elevations.

INMARSAT PROPRIETARY	12	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Table 4: Class 9 UT (Low Gain Antenna) “FB250”

Feature	Description
Transmission Rate
   Maximum 284 kbps receive in packet data mode
   Maximum 225 kbps transmit in packet data mode

These are the maximum raw bit rates sub-Satellite. Edge of coverage maximum rates will be lower.
Transmission rates quoted relate to network only, and not to delivered user throughput.

Mobile Interface	Ethernet
Interconnect Capability	IP, PSTN
Service Capabilities
1 CS voice
3.1Khz Audio*
IP (Background and streaming, up to 11 PDP contexts)
* NB Class 9 supports 3.1Khz Audio, where available with requisite antenna elevation. ISDN data is not supported on class 9 and will be restricted in the UT specification.

Antenna Requirements	BGAN SDM Volume 5, Chapter 4
EIRP Requirements per channel	15.1 dBW
G/T	-15.5 dBK
Usable Tuning Range	TX: 1626.5 - 1660.5 MHz RX: 1525.0 - 1559.0 MHz

Table 5: Class 14 UT (Low Gain Antenna) “FB150”

Feature	Description
Transmission Rate
    Maximum 150 kbps receive
    Maximum 150 kbps transmit

These are the maximum raw bit rates sub-Satellite. Edge of coverage maximum rates will be lower.
Transmission rates quoted relate to network only, and not to delivered user throughput.

Mobile Interface	Ethernet
Interconnect Capability	IP, PSTN
Service Capabilities	1 CS voice IP (Standard IP, up to 11 PDP contexts)
Antenna Requirements	BGAN SDM Volume 5, Chapter 4
EIRP Requirements per channel	15.1 dBW
G/T	-15.5 dBK* *Cl 14 specific pointing requirements are 0.6dB between 15 and 50 degrees and 1.0dB at other elevations.
Usable Tuning Range	TX: 1626.5 - 1660.5 MHz RX: 1525.0 - 1559.0 MHz

INMARSAT PROPRIETARY	13	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

4.                SIM CARDS AND NUMBERING

4.1              SIM Cards

Inmarsat will technically and functionally specify FleetBroadband SIM cards. This specification will cover encryption algorithm, security settings, menu structure and any other information required to drive FleetBroadband services.

As with Inmarsat SwiftBroadband service, the SIM card for FleetBroadband will be a ‘generic’ with no DP specific customisation permitted; this is to ensure lengthy communications outages are not caused by physical SIM switching. The DP is allocated to the SIM at the point of activation of the UT.

Inmarsat has appointed Gemalto (formerly Axalto) as sole SIM supplier for FleetBroadband launch. Inmarsat has established competitive SIM pricing based on manageable and reasonable volumes.

Inmarsat SIMs will be ordered directly [by the DP] from the SIM card manufacturer by the UT manufacturers.

4.2              Numbering

4.2.1           IMSI

Inmarsat only supports one IMSI per SIM

4.2.2           MS-ISDN

Inmarsat plan to allocate MS-ISDN as per the services provisioned on the SIM card.

●	Voice and IP Data - 0870 77 3

●	ISDN will be allocated if requested - 0870 78 3

Inmarsat do not plan to assign number ranges to Distribution Partners.

The Quarantine Period for MSISDN before being reallocated to another user will be sixty (60) days.

4.2.3           Golden Numbers

Some Golden numbers may be reserved and used for promotional purposes. Inmarsat will select these. Inmarsat currently has no intention of offering them for sale.

5.                 I-4 COVERAGE

The 2 Ocean Region coverage provided prior to 7 Jan 2007 for FleetBroadband over the I-4 constellation is displayed below in Figure 7 (with small spot beams).

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Figure 7 – FleetBroadband – Current 2-Ocean Region Coverage

Operational Satellite postions:

●	I-4-F1-IOR: 64E

●	I-4-F2-AOR-W: 53W

N.B. Note disclaimer as follows:

“The map depicts Inmarsat’s current expectations of coverage but is illustrative only and should not be taken as a guarantee that:

●	service will be available as depicted; or

●	actual coverage areas will not vary from those shown on the map; or

●	Satellite locations may not vary from time to time; or

●	Inmarsat will replace any Satellite depicted which fails, degrades or otherwise becomes unavailable.”

As announced to Inmarsat partners in October 2007, a new coverage pattern is planned for the repositioned I-4 constellation – with deployment planned to commence on 7 January 2009 and completion currently envisaged by March 2009. The following illustration (figure 8) shows the anticipated coverage following deployment of I-4 F3 as follows9:

●	I-4 F3: Americas 98W

●	I-4 F2: EMEA 25E

●	I-4 F1: Asia-Pacific 143.5 E

9
 Further detail on the I-4 repositioning schedule, including service interruptions, will be provided through partnership channels. See http://www.inmarsat.com/Partners/Repositioning for further details.

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Network Services Distribution Agreement Annex 1 (FleetBroadband) Version 2.0, effective from 26 January 2009

Figure 8 – Anticipated I-4 Coverage, post F3 deployment

INMARSAT PROPRIETARY	16	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 2 – FleetBroadband Version 1.2

Inmarsat Global Limited

Network Services Distribution Agreement (NSDA)

Annex 2 – FleetBroadband

Wholesale Charges and Terms and Conditions

Version 1.2, effective 15 April 2009

This Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

INMARSAT CONFIDENTIAL AND PROPRIETARY

Use, duplication or disclosure of this document or any information contained herein is subject to the restrictions set out in the Network Services Distribution Agreement as between the
Company and its Distribution Partners.

Network Services Distribution Agreement Annex 3 Version 3.1

DISTRIBUTION PARTNER OBLIGATIONS AND PERFORMANCE

1.	QUALIFYING BUSINESS PLAN AND BUDGETS	1

2.	MARKETING SUPPORT	1

3.	SALES SUPPORT	1

4.	SUPPLEMENTARY INFORMATION AND FORECASTS	2

5.	USER TERMINAL AND ASSOCIATED EQUIPMENT	2

6.	PERFORMANCE REVIEWS	2

7.	ABILITY TO MAKE CHANGES TO DP OBLIGATIONS AND PERFORMANCE	3

1.	Qualifying Business Plan and Budgets

1.1.
On the anniversary of the date of this Agreement and every twelve (12) months thereafter, the Distribution Partner must be able to provide the Company with a detailed, fully financed and deliverable rolling three (3) year business plan and budget (“QBP”) demonstrating minimum wholesale revenues in the first twelve (12) months following the Commencement Date of not less than [*****] for each Service that the DP is authorised to provide.

1.2.	This QBP should contain details of wholesale revenue and subscriber targets (by Service and by market sector and segment as applicable.)

2.	Marketing Support

2.1.
The Distribution Partner must be able to demonstrate the existence and deliverability of a fully-funded annual marketing plan to support the sale and distribution of the Service(s), including the commitment of marketing support funds in an amount that at least matches the greater of [*****] or any allocation of the Company’s co-operative marketing / Connect funds,

3.	Sales Support

3.1.
The Distribution Partner must be able to demonstrate the existence and deliverability of a fully funded sales plan to support its go-to-market strategy for the sales and distribution of each Service, including:

•
An appropriate sales team comprising a sufficient number of quota-bearing sales representatives to support the revenue expectations set out in the QBP. Such resources shall be provided either directly or through the Distribution Partner’s channel or through contractual arrangement with third parties.

•
The existence of an appropriate commission or other sales incentive plan to reward and motivate these quota-bearing sales representatives to put focus upon and to sell the Services that the Distribution Partner is authorised to sell.

•	Assurance that all such quota-bearing representatives have completed and receive ongoing appropriate levels of sales, technical and Service specific training.

*****	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Network Services Distribution Agreement Annex 3 Version 3.1

•
A sales-order pipeline or forecast tool that will permit high-quality sales forecasting and budgeting on at least a quarterly basis, and of sufficient capability to feed into the forecast requirements as laid out in section 4 below.

4.	Supplementary Information and Forecasts

4.1.
In addition to the above the Distribution Partner should also provide information that is reasonably requested by the Company from time to time in order to assist in the ongoing development of Services and its own planning and market development activities.

4.2.
This information includes but is not limited to the provision of a rolling 12 month phased revenue forecast (wholesale revenues and Subscribers) by Service (e.g. voice, high speed data, ISDN, etc) and market sector and segment as appropriate every 6 months (i.e. 2 times per year) and due on/by 31 December and 30 June each year.

5.	User Terminal and Associated Equipment

5.1.
The Distribution Partner is obliged to hold, or make arrangements for a third party to hold, appropriate levels of User Terminal stock and associated accessories and spares and for this to be made available to the DP’s channel and Subscribers.

6.	Performance Reviews

6.1.
Each of the plans and associated documents detailed in Sections 1 to 3 shall require the Company’s agreement at the time of the Annual Performance Review (APR), which will be held to coincide with the first anniversary of the dates of this Agreement, and every twelve months thereafter.

6.2.
Each Distribution Partner must participate in the scheduled APRs with the Company. The exact date and location of this meeting is to be agreed between the Parties. However, unless mutually agreed the Annual Performance Review must occur no later than 6 weeks after any date described above.

6.3.
The APR is the Distribution Partner’s only opportunity to agree a revised set of wholesale revenue targets with the Company. Failure by the Distribution Partner to meet such agreed minimum wholesale revenue targets in any year will require an amended QBP to be approved by the Company and the participation in a Performance Review every 3 months.

6.4.
Should the Distribution Partner then fail to meet the amended QBP in two consecutive quarterly reviews the Company will have the right to scale back its marketing and account management support; and in any four consecutive reviews the right to terminate this Agreement in accordance with Clause 19.2 of this Agreement.

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Network Services Distribution Agreement Annex 3 Version 3.1

7.	Ability to make changes to DP Obligations and Performance

The Company shall give the DP not less than one hundred and eighty (180) calendar days notice in writing of any change to the provisions of this Annex.

INMARSAT PROPRIETARY	3	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 4 Version 2

DISTRIBUTION PARTNER TECHNICAL PERFORMANCE CRITERIA

This Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 5 (FB) Version 5.15.1

Annex 5: FleetBroadband Service Level Agreement**

 This Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

INMARSAT PROPRIETARY	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 6 Version 1.0

Branding Guidelines

(Cover page + 11 pages)

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 6 Version 1.0

INMARSAT PROPRIETARY	2	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Introduction

Dear Partners,

As part of the review of Inmarsat’s brand strategy, we have discontinued the use of the Via Inmarsat logos (including Via Inmarsat BGAN). You are now able to use the Inmarsat logo to co-brand your marketing materials that you have designed yourselves. The goal is to simplify the approach, remove any confusion as to which logo to use and unify our marketing efforts behind the master Inmarsat brand.

New Trademark License Agreement

In order to use the Inmarsat logo, you will need to sign a new Trademark License Agreement (TMLA). You can download the TMLA from the Connect area of the Inmarsat web site. You will need to sign and return it and will then receive a copy of the Inmarsat logo.

Logo guidelines

We have developed these guidelines on how you can use the Inmarsat logo. We would appreciate your strict adherence. If you have any questions regarding the use of the Inmarsat logo or would like us to review a draft of your materials incorporating the Inmarsat logo, please contact David Klar, Manager, Channel Marketing on +44 (0)20 7728 1705 or email: david_klar@inmarsat.com

We appreciate that you may have existing stocks of marketing materials with the Via Inmarsat logo. You may continue to use these, but when you produce new co-branded marketing materials, we kindly request that you use the Inmarsat logo and NOT the Via Inmarsat logo.

Co-branding

You may use the Inmarsat logo to co-brand your own marketing and sales materials. In addition, we would be pleased to co-brand our Inmarsat marketing materials with your logo and the Inmarsat logo. For Inmarsat co-branded materials, please contact Clare Butler, Marketing Communications Manager on +44 (0)20 7728 1376 or email: clare_butler@inmarsat.com

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Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

The Inmarsat logo

The Inmarsat logo is the focal point of the Inmarsat brand identity. It comprises 2 elements: the logotype and the specially drawn ‘symbol’, which cannot be separated – they both form part of the logo. There are different versions of the Inmarsat logo (colour, black and white) to suit different applications as shown later in this document.

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Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Logo colourways

The Inmarsat logo can be reproduced in a number of different ways. Use the following as a guide for selecting which colour Inmarsat logo to use for your application. Your choice should depend on the colour and complexity of the background you are placing the logo on, the medium you are using and also the colour of your own logo. Where possible, choose a version of the Inmarsat logo that complements your own logo.

INMARSAT PROPRIETARY	5	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Logo usage

To ensure that the Inmarsat logo is always accurately reproduced, always use the original logo master artwork provided by Inmarsat. Never alter or distort the logo master artwork in any way.

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Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Logo usage examples

Below you will find some examples of how to use and how NOT to use the Inmarsat logo.

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Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Logo clear space

Clear space	Logo minimum sizes

To ensure sufficient standout, it is important to leave adequate clear space around the Inmarsat logo. The Inmarsat logo requires a minimum clear space around it as shown by the cyan gridlines. This is based on the x-height of the word mark. Neither your logo nor any other image/graphic/text should encroach on this clear space around the Inmarsat logo.

To ensure legibility and accurate reproduction of the Inmarsat logo, there is a minimum size, which should be adhered to. The minimum size for standard print applications is 25mm wide. The Inmarsat logo should NOT be used any smaller than this. With certain applications such as small promotional items eg. memory sticks, black and white versions of the logo can be used as small as 13mm, although larger is preferred.

If the logo has to be small, please ensure that it is legible.

INMARSAT PROPRIETARY	8	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Relationship to partner logo

Relative proportions

When you use the Inmarsat logo in marketing materials that you have designed yourself, it is important that:

•        The Inmarsat logo should appear approximately 3/4 the size of your logo

•        The Inmarsat logo should never be positioned so that it appears to be more prominent than your own logo

•        The Inmarsat logo should never appear in isolation i.e. without your logo

•        You always adhere to the Inmarsat logo minimum size and clear space rules when positioning your logo in proximity to the Inmarsat logo

Co-branding of Inmarsat materials

If you choose to have Inmarsat marketing materials co-branded with your logo, in most cases your logo will appear alongside the Inmarsat logo and equal in size.

INMARSAT PROPRIETARY	9	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Relative proportion examples

INMARSAT PROPRIETARY	10	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

Inmarsat logo: partner guidelines | July 07

Inmarsat service names

When using Inmarsat’s service names in your marketing materials, you should not re-name them as if they are your company’s services, for example:

✗	Satco’s (Your name’s) BGAN (service)

Please use:

✓	BGAN from Inmarsat
✓	FleetBroadband from Inmarsat
✓	Inmarsat’s BGAN service

NB. You are not required to use a TM or ® after the Inmarsat name.

Refer to the table below for the correct spelling of our service names.

Land Mobile	Maritime	Aero
IsatPhone	FleetBroadband (FB)	SwiftBroadband (SB)
LandPhone	FleetBroadband 500(FB500)	Swift 64
BGAN	FleetBroadband 250 (FB250)	Classic aeronautical services
R-BGAN	Fleet 77 (F77)	Aero C
GAN	Fleet 55 (F55)	Aero L
Mini M	Fleet 33 (F33)	Mini M Aero
Mini C	FleetPhone	Aero I
Inmarsat C	Inmarsat B	Aero H+
Inmarsat D+	Inmarsat A
Inmarsat E

Strapline

Your eligibility to use the Inmarsat logo in your marketing materials does NOT permit your use of the Broadband for a mobile planet™ strapline – unless it is in Inmarsat-designed co-branded materials.

The strapline is not part of the Inmarsat logo; it is a positioning statement associated with Inmarsat’s high-speed data products. It is trademarked for use by Inmarsat only.

INMARSAT PROPRIETARY	11	© Inmarsat Global Limited 2009

Network Services Distribution Agreement V3.3

INMARSAT PROPRIETARY	12	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 7 Version 1.2

TECHNOLOGICAL FRAUD PREVENTION PROCEDURES

This Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 8 Version 1

TRADE MARK LICENCE AGREEMENT

Inmarsat Global Limited

and

[•DP•]

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 8 Version 1

TRADE MARK LICENCE AGREEMENT

This Agreement is made on this [•] day of [•] 200[8].

Between

(1)
Inmarsat Global Limited, a company incorporated under the laws of England and Wales, with registered company number 3675885 whose registered office at headquarters is 99 City Road, London EC1Y 1AX (“the Licensor”); and

(2)	[•Name of DP/Licensee•] with its [registered office]/ [principal place of business] at [address] (“the Licensee”).

Whereas

A.
The International Mobile Satellite Organization (“the Organization”), an international organization established by the Convention on the International Maritime Satellite Organization, is the registered proprietor of the trade mark INMARSAT and has granted to the Licensor a licence to use the trade mark INMARSAT, together with the right to appoint sub-licensees of same.

B.
The Organization has sought and obtained protection for the trade mark INMARSAT in 1981 and 1998 pursuant to Article 6ter of the Paris Convention for the Protection of Industrial Property, as revised at Lisbon on 31st October 1958 and at Stockholm on 14 July 1967 (the “Paris Convention”).

C.
Inmarsat (IP) Company Limited is the proprietor of the trade mark Inmarsat LOGO and has granted to the Licensor a licence to use the Inmarsat LOGO, together with the right to appoint sub-licensees of this trade mark.

D.
The Licensor operates a telecommunications network, comprising a satellite constellation and terrestrial infrastructure capable of providing communications services, including the Services (as defined herein), on a near global basis. Access to the facilities and services provided by this network is to be made available to end users via a number of means, including Distribution Partners appointed by the Licensor, of which the Licensee is one under the terms of an Agreement between the Parties of even date called the Network Service Distribution Agreement (“the NSDA”).

E.
Pursuant to the terms of the NSDA, the Licensee is required to use the Inmarsat Marks (as defined) in all promotional activities relating to the Services and the Licensor has accordingly agreed to grant a licence to the Licensee to use the Inmarsat Marks pursuant to the terms set out in this Agreement.

INMARSAT PROPRIETARY	2	© Inmarsat Global Limited 2009

Network Services Distribution Agreement Annex 8 Version 1

The Parties Hereby Agree as Follows:

1.	Definitions and interpretations

1.1	In this Agreement, the following expressions shall have the respective meanings assigned to them:

“Affiliate” means a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, another Person (and, for the purpose of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by contract).

“Branding Guidelines” means the branding and usage guidelines for the Inmarsat Marks produced by the Company’s marketing communications department from time to time and set out in Annex 5 to the NSDA;

“Business Day” means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are generally open for business in London.

“Commencement Date” means the date on which the NSDA becomes effective, being 14 April 2009 or the date the NSDA is executed by both Parties, whichever is the later.

“INMARSAT” shall mean the trade mark owned by the Organization and licensed to the Licensor, the registration details for which are contained in Annex 1, together with the applications for registration that have been made by the Organization and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat LOGO” shall mean the trade mark owned by Inmarsat (IP) Company Limited and licensed to the Licensor, the registration details for which are contained in Annex 2, together with the applications for registration that have been made by Inmarsat (IP) Company Limited and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat Marks” shall mean, collectively, INMARSAT and the Inmarsat LOGO.

“NSDA” or “Network Service Distribution Agreement” means the agreement between the Parties for the distribution of the Services using the Space Segment.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.

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Network Services Distribution Agreement Annex 8 Version 1

“Service Providers” means those persons who purchase Services from the Licensee and resell those Services;

“Services” means the same as Services in the NSDA.

“Space Segment” means the same as Space Segment in the NSDA.

“Subscriber” means a company or individual who contracts to subscribe to the Services via the Licensee or via a Service Provider appointed by the Licensee and who is notified to the Company by the Licensee from time to time;

“Term” means the term of this Agreement as set out in Clause 9.1 herein.

“Territory” means, collectively, the Registered Territory and the Unregistered Territory for the Inmarsat Marks.

“Registered Territory” means the countries specified in part (a) of each of Annexes 1 and 2 to this Agreement (as from time to time amended by the Licensor) in relation to the Inmarsat Marks.

“Unregistered Territory” means all countries in the World other than those listed in parts (a) and/or (b) of Annexes 1 and 2 to this Agreement.

1.2	The headings in this Agreement are for ease of reference only and shall not affect its construction.

1.3	In this Agreement, if the context so requires, references to the singular shall include the plural and vice versa.

1.4	Unless otherwise stated, a reference to a recital, clause (or sub-clause) or an Annex is a reference to a recital, clause (or sub-clause) of this Agreement or an Annex to this Agreement.

1.5
Any reference to a “person” includes a natural person, firm, partnership, company, corporation, association, organisation, government, state, foundation and trust (in each case whether or not having a separate legal personality).

2.	Licence and Paris Convention Authorisation

2.1
Subject to Clause 2.2 below, in consideration of the premises hereinafter contained, the NSDA and other valuable consideration, the Licensor hereby grants to the Licensee and the Licensee hereby accepts, a non-exclusive licence on a royalty-free basis to use the Inmarsat Marks (in accordance with the Licensor’s directions) on or in relation to the Services for the promotion, distribution and sale of the same in the Territory on the terms and conditions set out in this Agreement and for no other purpose, as from the Commencement Date.

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2.2
As a precondition to the Licensor authorising the Licensee to use the trade mark INMARSAT for the purposes of the Paris Convention on behalf of the Organization, the Licensee shall promptly (and in any event, within 7 days of the date hereof) execute and deliver to the Licensor as agent for the Organization a side letter in the form set out in Annex 3 (the “Side Letter”). The Licensee shall not be deemed to be authorised by the Licensor to use the trade mark INMARSAT as one of the Inmarsat Marks for the purposes of the Paris Convention, and the licence granted pursuant to Clause 2.1 above shall not be effective in so far as it relates to the trade mark INMARSAT as one of the Inmarsat Marks, until such time as the Side Letter has been received by the Licensor.

2.3	On request of the Licensee, the Licensor will grant to the Licensee’s Service Providers licenses of the Inmarsat Marks on terms substantially the same as the terms of this Agreement.

3.	Use of the Inmarsat Marks

3.1
Any use by the Licensee of the Inmarsat Marks shall be in the form stipulated by the Licensor and the Licensee shall observe the directions given by the Licensor as to colours used and size of the Inmarsat Marks, as well as their manner, disposition and presentation in respect of the Services and any accompanying materials.

3.2
Whenever the Inmarsat Marks are used by the Licensee, it shall, if requested to do so by the Licensor, attach to the Inmarsat Marks wording to show that they are registered trade marks used by the Licensee with the permission of the Licensor.

3.3
The use of the Inmarsat Marks by the Licensee shall at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by the Licensor, and the Licensee shall forthwith cease any use which is not consistent therewith as the Licensor may require. In particular, the Licensee shall not use the Inmarsat Marks in any way that would tend to allow them to become generic, lose their distinctiveness, become liable to mislead the public, or be materially detrimental to, or inconsistent with, the good name, goodwill and image of the Licensor or of the Organization.

3.4
The Licensee acknowledges and agrees that the exercise of the licence granted under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory. The Licensee further understands and agrees that it shall at all times be solely liable and responsible for compliance with all such applicable laws, enactments, regulations and other similar instruments in the Territory with respect to advertising and promotion which make use of the Inmarsat Marks, or any of them. For the avoidance of doubt, nothing in this Clause 3.4 imposes any liability or responsibility on the Licensee for infringement of third party intellectual property rights in the Territory resulting from the use of the Inmarsat Marks in accordance with the terms of this Agreement unless the Licensee had prior knowledge of the existence of such rights.

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3.5
The Licensee shall, upon the Licensor’s request from time to time, provide such assistance and information as the Licensor shall require in order to enable it to audit the use made of the Inmarsat Marks to enable it to enforce its rights to maintain quality control hereunder and, in relation to the trade mark INMARSAT, to enable it to enforce those obligations contained in the Side Letter as agent for the Organization.

3.6
Nothing in this Agreement shall entitle the Licensee to use the Inmarsat Marks as part of any corporate business or trading name or style of the Licensee, or to adopt the Inmarsat Marks, or either of them, as domain names.

3.7	No goodwill shall be deemed to pass to the Licensee from its use of the Inmarsat Marks pursuant to the terms of this Agreement.

3.8
It shall be a condition of this Agreement that the Licensee shall at all times observe the relevant provisions of the NSDA, in particular but without limitation, Clause 5 thereof relating to the Licensee’s provision of the Services, and Clause 10 thereof relating to the Licensee’s use of the Inmarsat Marks and the Branding Guidelines.

4.
Advertising and Promotion

The Licensee may use the Inmarsat Marks in the promotion and sale of the Services (including Licensee brochures, literature, advertising/promotional materials, stationery and use on its website(s)). The Licensor shall have the right to approve all materials on which the Inmarsat Marks appear in order to ensure the proper use of the Inmarsat Marks, which approval shall not be unreasonably withheld. One sample of each form used by the Licensee of advertising and promotional materials containing the Inmarsat Marks shall be furnished to the Licensor on a pre-approval basis. The Licensee specifically undertakes to amend within thirty (30) days and to the satisfaction of the Licensor, any such materials that are not approved by the Licensor should use of the Inmarsat Marks not conform to proper use standards required under the trade mark laws of any of the countries comprising the Territory, or to protect the validity of the Inmarsat Marks.

5.	Ownership of the Inmarsat Marks

5.1	The Licensee acknowledges that the Inmarsat Marks and the goodwill associated therein are the exclusive property of Inmarsat (IP) Company Limited and the Organization and are licensed to the Licensor.

5.2
The Licensee further acknowledges that all use by the Licensee of the Inmarsat Marks and all rights and goodwill attaching to or arising out of such use, will inure to the benefit of the Licensor, Inmarsat (IP) Company Limited and/or the Organization. The Licensee shall at any time, at the request and expense of the Licensor, whether during or after the term of this Agreement, execute such assignments, assurances or other documents as shall be reasonably required by the Licensor, Inmarsat (IP) Company Limited or the Organization to give effect to the provisions of this Clause 5.2.

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5.3
The Licensee will not make any representation or do any act or thing which indicates that it has title to or ownership of the Inmarsat Marks, or claim any rights in or to the Inmarsat Marks, except as authorised by the terms of this Agreement. In particular, but without limitation, the Licensee shall not represent its use of the Inmarsat Marks as indicating or holding out that a legal partnership arrangement exists between the Licensor, Inmarsat (IP) Company Limited or the Organization and the Licensee, or that any other relationship exists between the parties other than that of licensor and licensee (or sub-licensee, as appropriate).

5.4
The Licensee shall, subject to the payment by the Licensor of any reasonable expenses incurred thereby, render assistance to the Licensor, if required, in maintaining registered trade mark protection for the Inmarsat Marks and for the purpose of enabling Inmarsat (IP) Company Limited and the Organization to register in the Territory any or all of the Inmarsat Marks and for the purpose of applying for the same on behalf of Inmarsat (IP) Company Limited or the Organization. Such assistance shall include, but not be limited to, providing to the Licensor such details of the Licensee’s use of the Inmarsat Marks as the Licensor may require, together with, at the request and reasonable expense of the Licensor, the execution of all documents that may be reasonably required to give effect to the provisions of this Clause 5.4.

5.5	The Licensor shall make available to the Licensee, on reasonable notice, during office hours, copies of the current Annexes as shall apply from time to time.

6.	Infringement

6.1
If the Licensee becomes aware of any actual or suspected infringement of the Inmarsat Marks, or of any other unauthorised use of the Inmarsat Marks in the Territory by a third party, it shall immediately inform the Licensor in writing, giving full particulars of the actual or suspected infringement or unauthorised use.

6.2
The Licensor, at its sole discretion, shall take whatever action it considers necessary in relation to any actual or suspected infringement or unauthorised use. If the Licensor decides to take action of any kind, the Licensor shall have sole control of the conduct of such action. The Licensor shall bear the entire costs and expense associated with the conduct of any such action and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to the Licensor.

6.3
The Licensee, if called upon in writing by the Licensor, shall cooperate fully with the Licensor at the Licensor’s sole expense, in the conduct of such action. Such cooperation shall not entitle the Licensee to any claim for recovery or compensation in respect thereof and all such recovery or compensation shall belong solely to the Licensor as stated in Clause 6.2 above.

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7.	Infringement Action Against the Licensee

7.1
The Licensee acknowledges that the Licensor has neither registered nor applied to register the Inmarsat Marks in the Unregistered Territory and has not undertaken searches in respect of each trade mark constituting the Inmarsat Marks to establish whether any party has registered or makes use of the same in the Unregistered Territory.

7.2
If the Licensee is or becomes aware of any registered or unregistered trade marks in the Unregistered Territory at the commencement of, or during, the term of this Agreement that conflict with the Inmarsat Marks, the Licensee shall promptly notify the Licensor in writing of such trade mark(s).

7.3	If legal action is commenced or threatened against the Licensee as a result of its authorised use of the Inmarsat Marks, the Licensee shall also promptly notify the Licensor in writing.

7.4
Upon receipt of written notice of any legal action related to any claim, suit or demand made against the Licensee for its use of the Inmarsat Marks in the Territory in accordance with the terms of this Agreement, the Licensor, at its sole discretion and expense, shall take whatever steps it deems necessary to protect and defend the Licensee against such claim, suit or demand or address the claim of the third party in accordance with Clause 7.5 below. The Licensee shall have no authority to settle or compromise any such claim and the Licensor shall enjoy any recovery or settlement awarded or otherwise received in respect of such claim. The Licensor shall have the authority to settle or compromise any such claim provided, however, that the consent of the Licensee shall be required if any settlement or compromise provides for non-monetary relief against the Licensee. For the avoidance of doubt, the Licensor shall be solely liable for any monetary damages resulting from or arising out of any claim, suit or demand made against the Licensee for its use of the Inmarsat Marks in the Territory in accordance with the terms of this Agreement where the Licensee is required under the terms of the NSDA to use the Inmarsat Marks in connection with the Services, provided that the Licensor has received notice of such claim from the Licensee.

7.5
Where a claim is made for an alleged infringement arising from use of the Inmarsat Marks in an Unregistered Territory, the Licensor shall use all reasonable endeavours to negotiate a licence or other agreement with the claimant to resolve the alleged infringement if necessary. The Licensee acknowledges that if the Licensor is unable to negotiate a licence or to otherwise resolve the alleged infringement, the Licensee may be required to cease use of the Inmarsat Marks in the Unregistered Territory. Where, in order for the Licensee to continue using the Inmarsat Marks, a licence fee is levied by a third party in settlement of any alleged infringement, the Licensee may elect to either pay such licence fee or to cease to use the Inmarsat Marks in the relevant Unregistered Territory.

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8.	Disclaimers and Warranties

8.1
Whilst the Licensee acknowledges and agrees that nothing in this Agreement implies that any trade mark applications listed in part (b) of either Annexes 1 or 2 shall proceed to grant, or that any registrations listed in part (a) of either of those Annexes shall be valid, the Licensor represents and warrants that the said trade marks are registered in the countries listed.

8.2
The Licensor makes no representation or warranty with respect to the use of the Inmarsat Marks in relation to the Services and disclaims to the fullest extent permitted by law all liabilities that may arise from any Services rendered using the Inmarsat Marks.

8.3
The Licensor makes no representation or warranty with respect to the existence of possible third party rights in the Inmarsat Marks or similar marks in the Territory. The Licensor makes no representation or warranty that the use of the Inmarsat Marks by the Licensee in the Territory shall not infringe the rights of any third party.

8.4
The Licensee warrants that it will use the Inmarsat Marks only as authorised under this Agreement, and that it will comply with and follow all appropriate laws, regulations, guidelines, rules and practices, (including the standards of any appropriate professional association) in the Territory with respect to its use of the Inmarsat Marks in relation to the Services.

8.5
The Licensee shall indemnify and keep indemnified the Licensor, the Organization and their Affiliates, assigns and successors against any and all claims (whether threatened or actual), losses, damages, liabilities, costs, penalties, fines and expenses (including without limitation legal expenses) resulting from or arising out of the performance or non-performance by the Licensee of this Agreement, or resulting from any claim by any third party (including any governmental authority) relating to the distribution, sale, advertising or use of the Services provided by the Licensee using the Inmarsat Marks.

9.	Term and Termination

9.1
This Agreement shall commence on the Commencement Date and shall continue in force until termination or expiration of the NSDA in accordance with the terms thereof, unless earlier terminated in accordance with Clause 9.2 below.

9.2	Either Party may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the other if:

(a)	the other Party is in material breach of the terms of this Agreement, and has not remedied the breach within thirty (30) days of having been given notice in writing specifying the breach; or

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(b)	the other Party becomes insolvent or is unable to pay its debts in the ordinary course of business;

9.3	The Licensor may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the Licensee if:

(a)
the Licensee takes any action that would or might invalidate or put into dispute the Licensor’s, Inmarsat (IP) Company Limited’s or the Organization’s (as the case may be) title in the Inmarsat Marks or any of them, or assists any other person directly or indirectly in any such action;

(b)	the Licensee takes any action that would or might invalidate any registration of the Inmarsat Marks or any of them, or assists any other person directly or indirectly in any such action; or

(c)
the Licensee takes any action that would or might support an application to remove any of the Inmarsat Marks from the registers of the Registered Territory or elsewhere, or assists any other person directly or indirectly in any such action.

9.4	Upon the expiry or termination of this Agreement, for whatever reason, the Licensee shall:

(a)
immediately cease its use of the Inmarsat Marks, and shall have no further right to use the Inmarsat Marks, except as otherwise specified under this Clause. The Licensee shall dispose of all promotional and other materials bearing or relating to the Inmarsat Marks in accordance with the Licensor’s instructions; and

(b)
execute all documents necessary for cancellation of the Licensee as a registered user or registered licensee and refrain from engaging in any act that would lead a person to think that the Licensee is still associated or connected with the Licensor.

10.	Assignment and Subcontracting

10.1	The DP may not assign or transfer a right or obligation under this Agreement, except that it may assign any of its rights or transfer any of its obligations to:

(a)	any Affiliate of the DP pursuant to any intra-group reconstruction or reorganisation of the DP or of its business; or

(b)
a third party, with the prior written consent of Inmarsat, which consent shall not be unreasonably withheld and provided always that in either circumstance the DP shall remain liable to Inmarsat for all of its obligations under this Agreement.

10.2	The Company shall have the right to assign or novate this Agreement in whole or in part:

(a)	to its ultimate holding company or a subsidiary or an Affiliate of any tier at its absolute discretion; or

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(b)	to any other third party with the consent of the DP, such consent not to be unreasonably withheld or delayed.

11.
Entire Agreement

This Agreement and its Annexes constitute the entire agreement between the parties relating to the subject matter herein and supersede any prior oral or written agreements between the parties in relation to the same. Any modification of this Agreement shall be effective only if agreed in writing and signed by both parties.

12.	Waiver No failure or delay to enforce any provision of this Agreement shall be construed as a waiver thereof or as a waiver of any other provision contained herein.

13.	Notices

13.1	A notice under or in connection with this Agreement (a “Notice”):

(a)	shall be in writing;

(b)	shall be in the English language; and

(c)
shall be delivered personally or sent by first class post (and air mail if overseas) or by fax to the Party due to receive the Notice at the address specified in Clause 13.2 or to another address specified by that Party by not less than seven days’ written notice to the other Party received before the Notice was despatched.

13.2	The address referred to in Clause 13.1 is:

(a)	in the case of The Licensor:

Address: [*****]

*****	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

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(b)	in the case of the Licensee:

Address:
Fax:
Marked for the attention of [•];
[and a copy to:
Address:
Fax:
Marked for the attention of [•]:

13.3	A Notice is deemed given:

(a)	if delivered personally, when the Person delivering the notice obtains the signature of a Person at the address referred to in Clause [•];

(b)	if sent by post, except air mail, two Business Days after posting it

(c)	if sent be electronic mail (e-mail), on the date of sending;

(d)	if sent by air mail, six Business Days after posting it; and

(e)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

14.	Severance To the extent permitted by law, all provisions of this Agreement shall be severable and no provision shall be affected by the invalidity of any other provision.

15.	Counterparts This Agreement may be executed in counterparts, each of which shall be deemed an original.

16.	Governing Law and Jurisdiction

16.1
The construction, validity and performance of this Agreement and all matters arising from or connected with it are governed by English law and, save for any application for injunctive relief made by either Party (which may be made in any court of competent jurisdiction), any dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the exclusive jurisdiction of the English courts.

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16.2
If so requested by the Licensor, the Licensee shall, within thirty (30) days of such request, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Licensor forthwith. The address of the Licensor for service of such process and any other such document or proceedings shall be that specified in Clause 13.2 above, unless and until any alternative address is notified to the Licensee for that purpose.

In Witness Whereof, the parties hereto have caused their duly authorised representative to sign this Agreement on their behalf the day and year first above written.

SIGNED by	)
for and on behalf of Inmarsat Global Limited	) )

SIGNED by [NAME]	)
for and on behalf of [•DP/LICENSEE•]	) )

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Annex 1 to this Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Annex 2 to this Annex has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ANNEX 3

[please re-type on company headed paper]

INMARSAT SUB-LICENCE

To:	International Mobile Satellite Organization 99 City Road London, EC1Y 1AX United Kingdom

From:	[company ] [address Inc country]	Date: ____________________

Confidential

Dear Sirs

INMARSAT Sub-Licence

In consideration of your agreeing to permit Inmarsat Global Limited to grant to us a sub-licence to use the trade mark INMARSAT (“the Mark”) and your authorising us to use the Mark pursuant to Article 6ter of the Paris Convention, we hereby undertake that:

1.	our use of the Mark shall at all times be in keeping with and shall seek to maintain the distinctiveness and reputation associated with the Mark as such as from time to time determined by you;

2.	we shall, upon your written notice, immediately cease any use of the Mark that is not consistent with paragraph 1 above.

3.	where we use the Mark we shall, if you so request, attach wording to show that it is a mark used by us with your permission; and

4.
we shall, upon your request from time to time, provide such assistance and information as you may reasonably require to enable you to audit our use of the Mark and enable you to enforce your rights under this letter.

We acknowledge that you may appoint Inmarsat Global Limited to represent you as your agent in relation to the matters set out in this letter.

FOR AN ON BEHALF OF [•DP/Licensee•]

Signed:	______________________________________

Name:	______________________________________
PLEASE PRINT

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Service Commencement, Distribution Partner Launch & Service Availability
Dates

Satellite Phone Service

Service Commencement Date: -

Distribution Partner Launch Date: -

Service Availability Date: -

FleetBroadband

Service Commencement Date: -

Distribution Partner Launch Date: -

Service Availability Date: -

SwiftBroadband

Service Commencement Date: -

Distribution Partner Launch Date: -

Service Availability Date: -

Land BGAN

Service Commencement Date: -

Distribution Partner Launch Date: -

Service Availability Date: -

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OPERATIONAL POLICIES AND PROCEDURES

Whilst all reasonable efforts have been made to ensure the accuracy of the applicable Operational Policies and Procedures, Inmarsat advises that accuracy may be affected by a variety of conditions, including conditions which are outside of Inmarsat’s control. The Operational Policies and Procedures are provided “as is” and use is at one’s own risk. Any express or implied warranties and fitness for a particular purpose are specifically disclaimed. Inmarsat reserves the right to change the Operational Policies and Procedures from time to time.

The following Operational Policies and Procedures are applicable to the provision of Services under this Agreement, as appropriate:

•	Over and above the Product and Services documents already address in previous Annexes for:

•	BGAN

•	SwiftBroadband

•	FleetBroadband

•	Satellite Phone Services, and

•	Classic Aero over I4 (7OR)

•	Pre-pay policies for BGAN and Satellite Phone Services

•	Interconnect commercial policy for a DP to connect to the BGAN Network

•	Lost and Stolen SIM Guidelines

•	X-OP-105 Barring Procedures

•	OP-110 Operational procedure for claiming financial relief for technological fraud on Inmarsat family of services

•	Short Access Code Sets

•	Number Portability (anticipated to be available during Q2 2009)

•	Mandatory Information Requirements on Activation (to be available during Q1 2009)

•	SIM Strategy for:

•	BGAN

•	SwiftBroadband

•	FleetBroadband, and

•	Satellite Phone Services

•	Activation Procedures and Processes (anticipated to be available during Q2 2009)

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